UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934
Filed by the Registrant   ☒
Filed by a Party other than the Registrant   ☐

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☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

MONOLITHIC POWER SYSTEMS, INC.
(Name of Registrant as Specified In Its Charter)

n/a
(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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April 28, 2011

Dear Stockholder:

You are invited to attend the 2011 Annual Meeting of Stockholders of Monolithic Power Systems, Inc. to be held on Thursday, June 16, 2011, at 10:00 a.m., Pacific Daylight Time, at our corporate headquarters, 6409 Guadalupe Mines Road, San Jose, CA 95120.

It is important that your shares be represented and voted whether or not you plan to attend the Annual Meeting in person. This year, we are pleased to use the Securities and Exchange Commission rule that permits companies to furnish proxy materials to stockholders over the Internet. If you are viewing the proxy statement on the Internet, you may grant your proxy electronically via the Internet by following the instructions on the Notice Regarding the Availability of Proxy Materials previously mailed to you and the instructions listed on the Internet site. If you have received a paper copy of the proxy statement and proxy card, you may grant a proxy to vote your shares by completing and mailing the proxy card enclosed with the proxy statement, or you may grant your proxy electronically via the Internet or by telephone by following the instructions on the proxy card.  If your shares are held in “street name,” which means shares held of record by a broker, bank, trust or other nominee, you should review the Notice Regarding the Availability of Proxy Materials or proxy statement and voting instruction form used by that firm to determine whether and how you will be able to submit your proxy by telephone or over the Internet. Submitting a proxy over the Internet, by telephone or by mailing a proxy card, will ensure your shares are represented at the Annual Meeting.

Your vote is important, regardless of the number of shares that you own.

On behalf of the Board of Directors, I thank you for your participation. We look forward to seeing you on June 16.

Sincerely,

Michael R. Hsing Chairman of the Board, President and Chief Executive Officer

MONOLITHIC POWER SYSTEMS, INC.
___________________________________________________

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held on June 16, 2011

To the Stockholders of Monolithic Power Systems, Inc.:

NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Monolithic Power Systems, Inc. (the “Company”), a Delaware corporation, will be held on Thursday, June 16, 2011, at 10:00 a.m., Pacific Daylight Time, at the Company’s corporate headquarters, 6409 Guadalupe Mines Road, San Jose, CA 95120, for the following purposes:

1. To elect two Class I directors to serve for three year terms until our annual meeting of stockholders in 2014 or until their respective successors are duly elected and qualified. The nominees for election to our Board of Directors are Victor K. Lee and Douglas McBurnie.

2. To ratify the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2011.

3. To hold an advisory vote on the compensation of the Company’s named executive officers.

4. To hold an advisory vote on the frequency with which the Company will hold future stockholder advisory votes on the compensation of the Company’s named executive officers.

5. To transact such other business as may properly come before the meeting or any adjournment thereof.

The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.

Only stockholders of record at the close of business on April 19, 2011 are entitled to notice of and to vote at the meeting.

Your vote is important.  All stockholders are cordially invited to attend the meeting in person. However, to assure your representation at the meeting, we encourage you to submit your proxy as soon as possible using one of three convenient methods: (i) by accessing the Internet site described in this proxy statement or the voting instruction form provided to you; (ii) by calling the toll-free number; or (iii) by signing, dating and returning the enclosed proxy card or instruction form provided to you. By submitting your proxy promptly, you will save the Company the expense of further proxy solicitation. Any stockholder of record attending the meeting may vote in person even if he or she has already returned a proxy.

By Order of the Board of Directors,

Saria Tseng
Vice President, General Counsel and Corporate Secretary
San Jose, California
April 28, 2011

MONOLITHIC POWER SYSTEMS, INC.

_________________

PROXY STATEMENT
FOR
2011 ANNUAL MEETING OF STOCKHOLDERS

_________________

INFORMATION CONCERNING SOLICITATION AND VOTING

Index

Record Date; Outstanding Shares	1
Procedure for Submitting Stockholder Proposals	1
Voting	2
Expenses of Solicitation	4
Quorum; Required Votes; Abstentions; Broker Non-Votes	4
PROPOSAL ONE	6
Classified Board of Directors; Nominees	6
Information Regarding Nominees and Other Directors	6
Director Independence	8
Board Meetings and Committees	13
Audit Committee	13
Compensation Committee.	13
Nominating Committee.	14
Nomination Process	14
Attendance at Annual Meetings of Stockholders by the Board of Directors	15
Code of Ethics and Business Conduct	15
Director Compensation	15
PROPOSAL TWO	18
Accounting Fees	18
Pre-Approval of Audit and Non-Audit Services	19
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	19
Section 16(a) Beneficial Ownership Reporting Compliance	20
Certain Relationships and Related Transactions	21
EXECUTIVE OFFICER COMPENSATION	21
Compensation Committee Report	28
Compensation Committee Interlocks and Insider Participation	28
Compensation Risk Management	29
Summary Compensation Table	29
Grants of Plan-Based Awards for the Fiscal Year Ended December 31, 2010	30
Outstanding Equity Awards at Fiscal 2010 Year-End	32
Option Exercises and Stock Vested	33
Potential Payments Upon Termination or Termination Upon Change-in-Control	33
Employment Agreements and Change-in-Control Arrangements	33
Equity Compensation Plan Information	35
PROPOSAL THREE	36
PROPOSAL FOUR	37
Audit Committee Report	38
Other Matters	39

General

This Proxy Statement is being furnished to holders of common stock, par value $0.001 per share (the “Common Stock”), of Monolithic Power Systems, Inc., a Delaware corporation (the “Company”), in connection with the solicitation of proxies by the Company’s Board of Directors (the “Board”) for use at the Annual Meeting of Stockholders (the “Annual Meeting”) to be held on Thursday, June 16, 2011 at 10:00 a.m., Pacific Daylight Time, and at any adjournment or postponement thereof for the purpose of considering and acting upon the matters set forth herein.  The Annual Meeting will be held at the Company’s corporate headquarters, located at 6409 Guadalupe Mines Road, San Jose, CA 95120. The telephone number at that location is (408) 826-0600.

Internet Availability of Proxy Materials

Pursuant to the rules adopted by the Securities and Exchange Commission, we have elected to provide access to our proxy materials over the Internet. Accordingly, we are sending a Notice Regarding the Availability of Proxy Materials to certain of our stockholders of record, and we are sending a paper copy of the proxy materials and proxy card to other stockholders of record who we believe would prefer receiving such materials in paper form. Brokers and other nominees who hold shares on behalf of beneficial owners will be sending their own similar notice. Stockholders will have the ability to access the proxy materials on the website referred to in the notice or request to receive a printed set of the proxy materials. Instructions on how to request a printed copy by mail or electronically may be found on the notice and on the website referred to in the notice, including an option to request paper copies on an ongoing basis. We intend to make this proxy statement available on the Internet and to mail the notice, or to mail the proxy statement and proxy card, as applicable, on or about May 6, 2011 to all stockholders of record at the close of business on April 19, 2011 (the “Record Date”).

Record Date; Outstanding Shares

Only stockholders of record at the close of business on the Record Date are entitled to notice of, and to vote at, the Annual Meeting and any adjournment thereof. Such stockholders are entitled to cast one vote for each share of Common Stock held as of the Record Date on all matters properly submitted for the vote of stockholders at the Annual Meeting. On the Record Date, 34,270,483 shares of Common Stock were issued and outstanding. No shares of the Company’s Preferred Stock were issued and outstanding. For information regarding security ownership by management, directors, and beneficial owners of more than 5% of the Common Stock, see the section of this Proxy Statement entitled “Security Ownership of Certain Beneficial Owners and Management.”

Procedure for Submitting Stockholder Proposals

Requirements for stockholder proposals to be considered for inclusion in the Company’s proxy materials. Proposals of stockholders of the Company which are to be presented by such stockholders at the Company’s 2012 annual meeting of stockholders must meet the stockholder proposal requirements contained in Rule 14a-8 of the Securities Exchange Act of 1934, as amended (the “1934 Act”), and must be received by the Company no later than December 10, 2011 in order that they may be included in the proxy statement and form of proxy relating to that meeting. Such stockholder proposals should be submitted to the Company’s principal executive office located at 6409 Guadalupe Mines Road, San Jose, CA 95120, Attention: Corporate Secretary. No such stockholder proposals were received by the Company in respect of the Annual Meeting prior to the deadline for this year’s meeting.

Requirements for stockholder proposals to be brought before an Annual Meeting but not included in the Company’s proxy materials. If a stockholder wishes to present a proposal at the Company’s 2012 annual meeting, and the proposal is not intended to be included in the Company’s proxy statement relating to that meeting, the stockholder must give advance notice to the Company prior to the deadline for such meeting as determined in accordance with the Company’s Bylaws (which are attached as Exhibit 3.4 to our Form S-1 Registration Statement filed with the SEC on November 15, 2004). Under the Company’s Bylaws, in order to be deemed properly presented, notice of proposed business must be delivered to or mailed and received by the Secretary of the Company at the principal executive offices of the Company not fewer than 90 or more than 120 calendar days before the one year anniversary of the date on which the Company first mailed its proxy statement to stockholders in connection with the previous year’s annual meeting of stockholders (the “Notice Period”). As a result, the Notice Period for the Company’s 2012 annual meeting will begin on January 7, 2012 and end on February 6, 2012.  However, in the event the date of the 2012 annual meeting will be changed by more than 30 days from the date of this year’s meeting, notice by the stockholder to be timely must be so received not later than the close of business on the later of: (1) 90 calendar days in advance of the 2012 annual meeting and (2) 10 calendar days following the date on which public announcement of the date of the 2012 annual meeting is first made. A stockholder’s notice to the Secretary of the Company shall set forth as to each matter the stockholder proposes to bring before the 2012 annual meeting: (a) a brief description of the business desired to be brought before the 2012 annual meeting and the reasons for conducting such business at the 2012 annual meeting, (b) the name and address, as they appear on the Company’s books, of the stockholder proposing such business, (c) the class and number of shares of the Company that are beneficially owned by the stockholder, (d) any material interest of the stockholder in such business, and (e) any other information that is required to be provided by the stockholder pursuant to Rule 14a-8 of the 1934 Act, in his or her capacity as a proponent to a stockholder proposal. If a stockholder gives notice of such a proposal after the Notice Period, the stockholder will not be permitted to present the proposal to the stockholders for a vote at the 2012 annual meeting.

Voting

Voting prior to the Annual Meeting. If you are the record holder of your stock, you have three options for submitting your votes prior to the Annual Meeting:

•	by following the instructions for Internet voting printed on your proxy card;

•	by using the telephone number printed on your proxy card; or

•	by completing the enclosed proxy card, signing and dating it and mailing it in the enclosed postage-prepaid envelope.

If you have Internet access, the Company encourages you to record your vote on the Internet. It is convenient, and it saves the Company significant postage and processing costs. In addition, when voting via the Internet or by telephone prior to the meeting date, your vote is recorded immediately, and there is no risk that postal delays will cause your vote to arrive late, and therefore not be counted. All shares entitled to vote and represented by properly executed proxy cards received prior to the Annual Meeting, and not revoked, will be voted at the Annual Meeting in accordance with the instructions indicated on those proxy cards.  If no instructions are indicated on a properly executed proxy card, the shares represented by that proxy card will be voted as recommended by the Board. If any other matters are properly presented for consideration at the Annual Meeting, including, among other things, consideration of a motion to adjourn the Annual Meeting to another time or place (including, without limitation, for the purpose of soliciting additional proxies), the persons named as proxies in the enclosed proxy card and acting thereunder will have discretion to vote on those matters in accordance with their best judgment. The Company does not currently anticipate that any matters other than the proposals described herein will be raised at the Annual Meeting.  If your shares are held in a stock brokerage account or by a bank, trust or other nominee, you will receive a notice from your broker, bank, trust or other nominee that includes instructions on how to vote your shares.  Your broker, bank, trust or other nominee will allow you to deliver your voting instructions over the Internet and may also permit you to submit your voting instructions by telephone.

YOUR VOTE IS IMPORTANT.  You should submit your proxy even if you plan to attend the Annual Meeting.

Voting by attending the Annual Meeting. A stockholder of record may also vote his or her shares in person at the Annual Meeting.  A stockholder planning to attend the Annual Meeting should bring proof of identification for entrance to the Annual Meeting. If a stockholder attends the Annual Meeting, he or she may also submit his or her vote in person, and any previous votes that were submitted by the stockholder, whether by Internet, telephone or mail, will be superseded by the vote that such stockholder casts at the Annual Meeting. If you wish to attend the Annual Meeting in person but you hold your shares through someone else, such as a broker, you must bring proof of your ownership to the Annual Meeting. For example, you could bring an account statement showing that you beneficially owned shares of our Common Stock as of the Record Date as acceptable proof of ownership. You must also contact your broker and follow its instructions in order to vote your shares at the Annual Meeting. You may not vote your shares at the Annual Meeting unless you have first followed the procedures outlined by your broker.

Changing vote; revocability of proxy. Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before it is voted at the Annual Meeting. Proxies may be revoked by:

•
filing a written notice of revocation bearing a later date than the previously submitted proxy which is received by the Secretary of the Company at or before the taking of the vote at the Annual Meeting;

•	duly executing a later dated proxy relating to the same shares and delivering it to the Secretary of the Company at or before the taking of the vote at the Annual Meeting;

•	submitting another proxy by telephone or via the Internet (your latest telephone or Internet voting instructions are followed); or

•	attending the Annual Meeting and voting in person (although attendance at the Annual Meeting will not in and of itself constitute a revocation of a previously submitted proxy).

Any written notice of revocation or subsequent proxy card must be received by the Secretary of the Company prior to the taking of the vote at the Annual Meeting. Such written notice of revocation or subsequent proxy card should be hand delivered to the Secretary of the Company or should be sent so as to be delivered to Monolithic Power Systems, Inc., 6409 Guadalupe Mines Road, San Jose, CA 95120, Attention: Corporate Secretary, prior to the date of the Annual Meeting.

If you hold your shares through a broker, bank or other nominee, you may change your vote by submitting new voting instructions to your broker, bank or other nominee.

Expenses of Solicitation

The Company will bear all expenses of this solicitation, including the cost of preparing and mailing this solicitation material.  The Company may reimburse brokerage firms, custodians, nominees, fiduciaries and other persons representing beneficial owners of Common Stock for their reasonable expenses in forwarding solicitation material to such beneficial owners.  Directors, officers and employees of the Company may also solicit proxies in person or by telephone, letter, e-mail, telegram, facsimile or other means of communication. Such directors, officers and employees will not be additionally compensated, but they may be reimbursed for reasonable out-of-pocket expenses in connection with such solicitation. The Company may engage the services of a professional proxy solicitation firm to aid in the solicitation of proxies from certain brokers, bank nominees and other institutional owners. The Company’s costs for such services, if retained, will not be significant.

Quorum; Required Votes; Abstentions; Broker Non-Votes

Holders of a majority of the outstanding shares entitled to vote must be present at the Annual Meeting in order to have the required quorum for the transaction of business.  Stockholders are counted as present at the meeting if they: (1) are present in person or (2) have properly submitted a proxy card by mail or voted by telephone or by using the Internet.  If the shares present at the Annual Meeting do not constitute the required quorum, the Annual Meeting may be adjourned to a subsequent date for the purpose of obtaining a quorum.

The required votes to approve the proposals to be considered at this Annual Meeting are as follows:

•	The affirmative vote of a plurality of the votes duly cast is required for the election of directors.

•	The affirmative vote of a majority of the votes duly cast is required to ratify the appointment of Deloitte & Touche LLP as the independent registered public accounting firm of the Company.

•
The affirmative vote of a majority of the votes duly cast is required to approve, on an advisory basis, the compensation of the Company’s named executive officers.  While this vote is advisory and not binding on us or our Board, the Board and Compensation Committee intend to take into account the outcome of the vote when considering future executive compensation arrangements.

•
The affirmative vote of a majority of the votes cast is required to approve, on an advisory basis, the frequency with which the Company will hold future advisory votes on the compensation of the Company’s named executive officers.  With respect to this item, if none of the frequency alternatives (every year, every two years or every three years) receives a majority vote, we will consider the frequency that receives the highest number of votes by stockholders to be the frequency that has been selected by stockholders. However, because this vote is advisory and not binding on us or our Board, our Board may decide that it is in our and our stockholders’ best interests to hold an advisory vote on executive compensation more or less frequently than the alternative approved by our stockholders.

Under the General Corporation Law of the State of Delaware, both abstaining votes and broker non-votes are counted as present and entitled to vote and are, therefore, included for purposes of determining whether a quorum is present at the Annual Meeting. An abstaining vote is not counted as a vote cast for the election of directors, but has the same effect as a vote cast against proposals requiring approval by a majority of the votes cast, such as the ratification of our independent registered public accounting firm. A broker non-vote occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that item and has not received instructions from the beneficial owner.  A broker non-vote is not counted as a vote cast for the election of directors or as a vote cast for proposals requiring approval by a majority of the votes cast and, therefore, does not have the effect of a vote against such proposals. For purposes of ratifying our independent registered public accounting firm, brokers have discretionary authority to vote.

Stockholder List

A list of stockholders entitled to vote at the Annual Meeting will be available for examination by any stockholder for any purpose germane to the Annual Meeting during ordinary business hours at our corporate headquarters offices located at 6409 Guadalupe Mines Road, San Jose, CA 95120 for the ten days prior to the Annual Meeting, and also at the Annual Meeting

PROPOSAL ONE

ELECTION OF DIRECTORS

Classified Board of Directors; Nominees

The Company’s Board currently consists of eight persons.  As of the date of the Annual Meeting, the size of the Company’s Board will be reduced to seven members.  Our certificate of incorporation provides for a classified Board consisting of three classes of directors, each serving staggered three-year terms.  As a result, a portion of our Board will be elected each year for three-year terms.

                Two Class I directors are to be elected to the Board at the Annual Meeting. Unless otherwise instructed, the proxyholders will vote the proxies received by them for the Board’s nominees, Victor K. Lee and Douglas McBurnie. Messrs. Lee and McBurnie are standing for re-election to the Board. In connection with the reduction in the size of the Board, it has been agreed that Umesh Padval shall not stand for re-election as a director. Each person nominated for election has agreed to serve if elected, and the Board has no reason to believe that any nominee will be unavailable or will decline to serve. In the event, however, that any nominee is unable or declines to serve as a director at the time of the Annual Meeting, the proxies will be voted for any nominee who is designated by the current Board to fill the vacancy. The term of office of each person elected as a Class I director will continue for three years until his successor has been duly elected and qualified.  If elected, the term for Messrs. Lee and McBurnie will expire at the 2014 annual meeting.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS VOTE “FOR” THE ELECTION TO THE BOARD OF EACH OF THE PROPOSED NOMINEES.

Information Regarding Nominees and Other Directors

Name	Age	Director Since	Principal Occupation
Michael R. Hsing	51	1997	Chairman of the Board, President and Chief Executive Officer of the Company
James C. Moyer	68	1998	Chief Design Engineer of the Company and Director
Herbert Chang(1)(3)	49	1999	Lead Director
Umesh Padval(1)(2)	53	2003	Director
Victor K. Lee(2)	54	2006	Director/Nominee
Douglas McBurnie(2)(3)	68	2007	Director/Nominee
Karen A. Smith Bogart(1)(3)	54	2007	Director
Dr. Jeff Zhou (1)	56	2010	Director

(1)	Member of the Compensation Committee
(2)	Member of the Audit Committee
(3)	Member of the Nominating Committee

Nominees for Class I Directors Whose Term Expires in 2014

Victor K. Lee has served on our Board since September 2006. Mr. Lee served as Chief Financial Officer of Ambarella, Inc., a fabless semiconductor company from August 2007 to March 2011. From December 2002 through June 2007, Mr. Lee served as Chief Financial Officer and Secretary of Leadis Technology Inc., a fabless semiconductor company. From February 2001 until December 2002, Mr. Lee was engaged as an independent consultant and from December 1999 to January 2001, Mr. Lee served as the Chief Financial Officer and Secretary of SINA Corporation, an Internet media company. From September 1998 to August 1999, Mr. Lee was the Vice President and Acting Chief Financial Officer of VLSI Technology, Inc., a semiconductor manufacturer, and from 1997 to 1998, Vice President, Corporate Controller of VLSI Technology, Inc. From 1989 to 1997, Mr. Lee was a finance director at Advanced Micro Devices, Inc. Mr. Lee holds a B.S. in Industrial Engineering and Operations Research and an M.B.A. from the University of California, Berkeley.

Douglas McBurnie has served on our Board since May 2007. Mr. McBurnie is a retired semiconductor executive with over 35 years of industry experience. Since 1998, Mr. McBurnie served as a consultant to and director for several public and private technology companies, including Leadis Technology Inc. From 1997 to 1998, he was Senior Vice President, Computer, Consumer & Network Products Group of VLSI Technology, Inc. From 1994 to 1997, Mr. McBurnie served as Vice President and General Manager of several divisions at National Semiconductor. Mr. McBurnie holds a B.A. degree from Baldwin Wallace College.

Class I Director Whose Term Expires in 2011

Umesh Padval has served on our Board since April 2003. Mr. Padval is currently an Operating Partner at Bessemer Venture Partners, a position he has held since 2007. From September 2004 to August 2007, Mr. Padval was the Executive Vice President of the Consumer Products Group at LSI Logic Corporation, a producer of communications, consumer and storage semiconductors, and Senior Vice President of the Broadband Entertainment Division at LSI from June 2001 to August 2004.  Mr. Padval served as the President of C-Cube Microsystems’ Semiconductor Division from October 1998 to May 2000 and as Chief Executive Officer and Director of C-Cube Microsystems Incorporated from May 2000 until June 2001, when C-Cube was sold to LSI. Prior to joining C-Cube, Mr. Padval held senior management positions at VLSI Technology, Inc. and Advanced Micro Devices, Inc. Previously, he served on the boards of Elantec Corporation and Pictos Technologies and is currently on the boards of Entropic Communications Incorporated, IDT Corporation and several privately held companies. Mr. Padval holds a Bachelor of Technology from the Indian Institute of Technology, Mumbai, and a Masters in Engineering from Stanford University.

Incumbent Class II Directors Whose Term Expires in 2012

James C. Moyer has served on our Board since October 1998 and has served as our Chief Design Engineer since September 1997. Before joining our Company, from June 1990 to September 1997, Mr. Moyer held senior technical positions at Micrel, Inc. Prior to that, Mr. Moyer held senior design engineering positions at Hytek Microsystems Inc., National Semiconductor Corporation, and Texas Instruments Inc. Mr. Moyer holds a B.A.E.E. from Rice University.

Karen A. Smith Bogart has served on our Board since May 2007. Ms. Smith Bogart is President of Pacific Tributes Inc., a start-up firm located in Santa Barbara, CA, a position that she has held since 2006.  From 2003 to 2006, Ms. Smith Bogart was Chairman and President, Greater Asia Region and Senior Vice President of Eastman Kodak Company, located in Shanghai, PRC. She is also a lecturer in business strategy, product management, organizational capabilities, and leadership at the University of California at Santa Barbara.  Ms. Smith Bogart previously managed many of Eastman Kodak’s largest global businesses, including Kodak Professional Imaging, Consumer Printing, and Consumer Cameras and Batteries. Ms. Smith Bogart holds a B.A. in Political Science from the State University of New York at Geneseo; a Masters in Industrial and Labor Relations from Cornell University; an M.B.A. from the University of Rochester; and a Master of Arts in Human Organizational Systems from Fielding Graduate University.

Dr. Jeff Zhou has served on our Board since February 2010. Dr. Zhou was Chief Operating Officer at NDS Surgical Imaging, a medical imaging technology company during 2010. From 2008 to 2009, Dr. Zhou was Vice President of Global Engineering and General Manager of Asia Pacific Business at NDS Surgical Imaging.  From 2005 to 2007, Dr. Zhou was Vice President of Engineering for several business divisions and General Manager of the China and India Design Centers at Flextronics Inc. From 2000 to 2005, he was Vice President and General Manager of several divisions at Honeywell International Inc. Dr. Zhou holds a Ph.D. degree in Electrical Engineering from the University of Florida.

Incumbent Class III Directors Whose Term Expires in 2013.

Herbert Chang has served on our Board since September 1999. Mr. Chang has been the President of InveStar Capital, Inc. since April 1996, Chief Executive Officer of C Squared Management Corporation since April 2004, and is currently a Managing Member of Growstar Associates, Ltd., which is the General Partner and the Fund Manager of VCFA Growth Partners, L.P. Mr. Chang’s companies focus on investing in companies in the semiconductor, telecommunications, networking, software, and/or Internet industries. Mr. Chang serves on the board of directors of Marvell Technology Group Ltd., BCD Semiconductor Manufacturing Limited and a number of private companies. Mr. Chang received a B.S. in geology from National Taiwan University and an M.B.A. from National Chiao Tung University in Taiwan.

Michael R. Hsing has served on our Board and as our President and Chief Executive Officer since founding Monolithic Power Systems in August 1997. In 2010, Mr. Hsing was appointed as Chairman of the Board. Before founding our Company, Mr. Hsing held senior technical positions at Supertex, Inc. and Micrel, Inc. Mr. Hsing is an inventor on numerous patents related to the process development of bipolar mixed-signal semiconductor manufacturing. Mr. Hsing holds a B.S.E.E. from the University of Florida.

There is no family relationship among any of our executive officers, directors and nominees.

Director Independence

The Board has determined that each of Karen A. Smith Bogart, Herbert Chang, Victor K. Lee, Douglas McBurnie, Umesh Padval and Jeff Zhou are “independent” under the applicable listing standards of The NASDAQ Stock Market (“NASDAQ”).

Director Qualifications

Our Board includes eight members who are well-qualified to serve on the Board and represent our stockholders’ best interests. Our Board consists of directors who have the following characteristics:

1.	Possess a professional background that would enable the development of a deep understanding of our business;
2.	Bring diversity to the Board through their experiences in various industries, both domestically and internationally;
3.	Are independent thinkers and work well together;
4.	Have the ability to embrace our values and culture;
5.	Have high ethical standards;
6.	Possess sound business judgment and acumen; and
7.	Are willing to commit their time and resources necessary for the Board to effectively fulfill its responsibilities.

We believe that each of the director nominees and the rest of the directors possess these attributes. In addition, the directors bring to the Board a breadth of experience, including extensive financial and accounting expertise, public company board experience, knowledge of the semiconductor business and technology, broad global experience, and extensive operational and strategic planning experience in complex, high-growth global companies.

The following describes the key qualifications, business skills, experience and perspectives that each of our directors and director nominees brings to the Board, in addition to the general qualifications described above and described in their individual biographies:

Michael R. Hsing
Mr. Hsing, the co-founder of the Company, is a visionary in power management technology as well as a strong leader, motivator and successful entrepreneur. Mr. Hsing provides the Board with valuable insight into management’s perspective with respect to the Company’s operations, and he provides the Board with the most comprehensive view of the Company’s operational history over the past few years. Under his leadership, the Company has experienced significant revenue growth and has been highly profitable. Since the Company’s initial public offering in 2004, shareholder value measured by market capitalization has increased significantly. Having worked in the semiconductor industry for over 25 years, Mr. Hsing’s experience and insight enable him to understand how to control costs effectively and maximize the Company’s technology advantages, which has helped to fuel the Company’s growth and created value for our stockholders. Based on the Board’s identification of these qualifications, skills and experiences, the Board has concluded that Mr. Hsing should serve as a director of the Company.

James C. Moyer
Mr. Moyer is a technical expert in the design of analog semiconductors. As co-founder of the Company, Mr. Moyer is intimately familiar with the Company and our products. Mr. Moyer brings insight to the Board because of his cumulative experience gained as an engineer and technical leader in the semiconductor industry. This experience gives him a highly developed understanding of the needs and requirements of the analog market for the Company’s complex products and allows him as a director to lead the Company in the right direction in terms of strategy and business approach. Based on the Board’s identification of these qualifications, skills and experiences, the Board has concluded that Mr. Moyer should serve as a director of the Company.

Herbert Chang
Mr. Chang has been a member of the Board since 1999, which gives him significant knowledge of our recent experiences and history. We also continue to benefit from the broad experience gained by Mr. Chang through his numerous successful investments in both public and private high-technology companies. Mr. Chang has served on several boards of the companies in which he has invested, which has given him significant leadership and oversight experience. In addition, through these board and investor responsibilities, Mr. Chang has developed a deep knowledge of the Company’s industry, the Company’s operations, and the accompanying complex financial transactions and controls necessary for us to succeed. Mr. Chang’s financial expertise has also helped the Board analyze significant complex financial transactions that the Company has considered from time to time. Mr. Chang also has very relevant international experience based on his educational background and work experience in the countries where the Company does business.  Based on the Board’s identification of these qualifications, skills and experiences, the Board has concluded that Mr. Chang should serve as a director of the Company.

Umesh Padval
Mr. Padval’s combined engineering education and past experience as an executive at large semiconductor companies provides him with a solid understanding of both the business and technical side of the Company, which has proven to be a tremendous resource for the Board. Mr. Padval’s recommendations are important to the growth of the Company. Mr. Padval also sits on the boards of a number of public and private companies and is able to leverage that leadership and oversight experience for the benefit of the Company. His experience as a director of other publicly held companies is also valuable in providing the Board with insight on effective management and best practices techniques for our Board and committees of the Board. Based on the Board’s identification of these qualifications, skills and experiences, the Board has concluded that Mr. Padval should serve as a director of the Company.

Victor K. Lee
Mr. Lee is the financial expert on the Audit Committee of the Board. He has been the Chief Financial Officer at several public and private companies, and has worked in the semiconductor industry for over 25 years. Mr. Lee is familiar with not only the inner workings of the industry, but also has intimate knowledge of the financial issues that semiconductor companies often face. His experience has allowed him to understand the broad issues, in particular those affecting the financial and accounting aspects of our business, that the Board must consider and to make sound recommendations to the Company’s management and the Board. Mr. Lee also provides the Board with valuable insight into financial management, disclosure issues and tax matters relevant to our business. Based on the Board’s identification of these qualifications, skills and experiences, the Board has concluded that Mr. Lee should serve as a director of the Company.

Douglas McBurnie
Mr. McBurnie possesses 35 years of experience in the semiconductor industry, primarily in executive positions, which has given him valuable executive leadership experience. His understanding of the market and the competitive landscape in which the Company operates is a valuable asset to our Board in understanding how to help the Company succeed. Mr. McBurnie also served on a board of a public company and understands the importance of corporate governance as a result of this service.  His experience as a director of another publicly held semiconductor company is valuable in providing insight on effective management and best practices techniques for our Board and committees of the Board. Based on the Board’s identification of these qualifications, skills and experiences, the Board has concluded that Mr. McBurnie should serve as a director of the Company.

Karen A. Smith Bogart
Ms. Smith Bogart has held senior executive positions at several domestic and multi-national companies in various industries, which has given her significant executive leadership experience. She is a seasoned entrepreneur, which allows her to see issues from the perspective of the Company’s investors, and has experience outside of the semiconductor industry. Ms. Smith Bogart has international experience in countries where MPS operates and understands the Company’s multi-national culture. Ms. Smith Bogart’s experiences outside of the semiconductor industry have enabled her to bring a different perspective, with creative and different ideas, when addressing issues that the Board faces. Based on the Board’s identification of these qualifications, skills and experiences, the Board has concluded that Ms. Bogart should serve as a director of the Company.

Dr. Jeff Zhou
Dr. Zhou is a senior business executive with over 20 years of industry experience at large, multi-national corporations with global footprints. Dr. Zhou has an extensive background in the global manufacturing and electronics industry. This experience allows him to contribute his valuable executive leadership talent and understanding of international business to Board deliberations. Dr. Zhou’s recent appointment to the Board also allows him to bring a new perspective, new ideas and new outlooks to the Board. Based on the Board’s identification of these qualifications, skills and experiences, the Board has concluded that Dr. Zhou should serve as a director of the Company.

Board Leadership Structure

As of the date of the Annual Meeting, the size of the Company’s Board will be reduced to seven members, five of which the Board has determined are independent and two of which are insiders.  The Board has designated one of the independent directors, Mr. Chang, as the Lead Director because our President and Chief Executive Officer, Mr. Hsing, also serves as the Chairman of the Board. We believe that the number of independent, experienced directors that make up our Board, along with the independent oversight of our Lead Director, benefits the Company and our stockholders by providing a counterbalance to the management perspective provided by Mr. Hsing and Mr. Moyer during Board deliberations.

We recognize that different board leadership structures may be appropriate for different companies. We believe that our current Board leadership structure is optimal for us. Our leadership structure demonstrates to our employees, suppliers, customers and other stakeholders that we are governed by strong, balanced leadership, with a single person setting the tone for the Board and management and having primary responsibility for managing our day-to-day operations. This message is increasingly important as we continue to seek to achieve business success through new product releases and gaining market share in our industry. At the same time, our leadership structure sends the message that we also value strong, independent oversight of our management operations and decisions in the form of our Lead Director. Further, having a single leader for both the Company and the Board eliminates the potential for strategic misalignment or duplication of efforts, and provides clear leadership for the Company.

As discussed above, the positions of Chairman of the Board and President and Chief Executive Officer are held by the same person and the Board has appointed a Lead Director, Mr. Herbert Chang.  Mr. Chang’s roles and responsibilities as the Lead Director include:

1.	Reviewing meeting agendas, schedules, and information sent to the Board;
2.	Retaining independent advisors on behalf of the Board, or committees, as the Board may determine is necessary or appropriate;
3.	Ensuring personal availability for consultation and communication with independent directors and with the Chairman of the Board, as appropriate;
4.	Performing such other functions as the independent directors may designate from time to time;
5.	Presiding at all meetings of the Board at which the Chairman is not present, including executive sessions of the independent directors;
6.	Serving as liaison between the Chairman and independent directors;
7.	Calling meetings of independent directors; and
8.	Ensuring that the Board is at least two-thirds independent and that key committees are independent.

Our independent directors meet in executive session during a portion of every regularly scheduled Board meeting, and otherwise as needed. Our Lead Director presides over meetings of our independent directors and we believe that these meetings help to ensure an appropriate level of independent scrutiny of the functioning of our Board.

Board Oversight of Risk

The Board is primarily responsible for the oversight of risks that could affect the Company. The Company’s senior management team, which conducts the Company’s day-to-day risk management, is responsible for assisting the Board with its risk oversight function.  This oversight is conducted principally through committees of the Board, as disclosed in the descriptions of each of the committees below and in the charters of each of the committees, but the full Board has retained responsibility for general oversight of risk. The Board satisfies its responsibility by requiring each committee chair to regularly submit reports regarding the committee’s considerations and actions, as well as by requiring officers responsible for oversight of particular risks within the Company to submit regular reports. As these reports are submitted independent of review by Mr. Hsing, our President and Chief Executive Officer and the Chairman of our Board, the Board believes that its conduct of its risk oversight function has no impact on the Board’s leadership structure other than to reinforce the involvement of the Board in ongoing management of the Company.

In addition to requiring regular reporting from committees and officers, the Board also hears from third-party advisors in order to maintain oversight of risks that could affect the Company, including the Company’s independent auditors, outside counsel, compensation consultants and others. These advisors are consulted on a periodic basis and as particular issues arise in order to provide the Board with the benefit of independent expert advice and insights on specific risk-related matters.

At its regularly scheduled meetings, the Board also receives management updates on the business, including operational issues, financial results and business outlook and strategy.

Our Audit Committee also assists the full Board in its oversight of risk by discussing with management the Company’s compliance with legal and regulatory requirements, the Company’s policies with respect to risk assessment and management of risks that may affect the Company, and the Company’s system of disclosure control and system of controls over financial reporting.  Risks related to our company-wide compensation programs are reviewed by our Compensation Committee. For more information on the Compensation Committee’s compensation risk assessment see “Executive Officer Compensation – Compensation Risk Management.” Our Nominating Committee provides compliance oversight and reports to the full Board on compliance and makes recommendations to our Board on corporate governance matters, including director nominees, the determination of director independence, and board and committee structure and membership.

We believe the division of risk management responsibilities described above is an effective approach for addressing the risks facing our Company and that our Board leadership structure supports this approach.

Board Meetings and Committees

The Board held a total of seven (7) meetings during 2010. During 2010, except for Messrs. McBurnie and Moyer, each director attended at least 75% of the meetings of the Board and the committees upon which such director served.

Audit Committee. The Board has a separately-designated standing Audit Committee established in accordance with Section 3(a)(58)(A) of the 1934 Act, which currently consists of three members: Victor K. Lee, Douglas McBurnie and Umesh Padval. Mr. Lee is the chairman of the Audit Committee. This committee oversees the Company’s financial reporting process and procedures, is responsible for the appointment and terms of engagement of the Company’s independent registered public accounting firm, reviews and approves the Company’s financial statements, and coordinates and approves the activities of the Company’s independent registered public accounting firm. The Board has determined that Mr. Lee is an “audit committee financial expert,” as defined under the rules of the SEC, and all members of the Audit Committee are “independent” in accordance with the applicable SEC regulations and the applicable listing standards of NASDAQ. The Audit Committee held five (5) meetings during 2010. The Audit Committee acts pursuant to a written charter adopted by the Board, which is available in the “Investor Relations” section of our website at http://www.monolithicpower.com by clicking on the name of the applicable committee.  Our website is not intended to function as a hyperlink and the information contained on the Company’s website is not intended to be part of this proxy statement.

Compensation Committee. The Board has designated a Compensation Committee consisting of four members: Karen A. Smith Bogart, Herbert Chang, Umesh Padval and Jeff Zhou. Mr. Padval is the chairman of the Compensation Committee. This committee is responsible for providing oversight of the Company’s compensation policies, plans and benefits programs and assisting the Board in discharging its responsibilities relating to (a) oversight of the compensation of the Company’s Chief Executive Officer and other executive officers, and (b) approving and evaluating the executive officer compensation plans, policies and programs of the Company. The committee also assists the Board in administering the Company’s 2004 Equity Incentive Plan and 2004 Employee Stock Purchase Plan. The committee may delegate authority to subcommittees when appropriate. All members of the Compensation Committee are “independent” in accordance with the applicable listing standards of NASDAQ. The Compensation Committee held four (4) meetings during 2010. The Compensation Committee acts pursuant to a written charter adopted by the Board, which is available in the “Investor Relations” section of our website at http://www.monolithicpower.com.

Nominating Committee. The Board has designated a Nominating Committee consisting of three members: Karen A. Smith Bogart, Herbert Chang and Douglas McBurnie.  Ms. Smith Bogart is the chairwoman of the Nominating Committee.  This committee is responsible for the development of general criteria regarding the qualifications and selection of Board members, recommending candidates for election to the Board, developing overall governance guidelines and overseeing the overall performance of the Board. All members of the Nominating Committee are “independent” in accordance with the applicable listing standards of NASDAQ. The Nominating Committee held two (2) meetings in 2010. The Nominating Committee acts pursuant to a written charter adopted by the Board, which is available in the “Investor Relations” section of our website at http://www.monolithicpower.com.

Nomination Process

The Board has adopted guidelines for the identification, evaluation and nomination of candidates for director. The Nominating Committee considers the suitability of each candidate, including any candidates recommended by stockholders holding at least 5% of the outstanding shares of the Company’s voting securities continuously for at least 12 months prior to the date of the submission of the recommendation for nomination. If the Nominating Committee wishes to identify new independent director candidates for Board membership, it is authorized to retain and approve fees of third party executive search firms to help identify prospective director nominees.  Our policy on board diversity relates to the selection of nominees for the Board. Our policy provides that while creating a Board with a variety of experiences and viewpoints should always be considered by the Nominating Committee when considering director nominees, a director nominee should neither be chosen nor excluded because of race, color, gender, national origin or sexual orientation or identity. Instead, in selecting a director nominee, the Nominating Committee focuses on skills, expertise or background that would complement the existing Board, recognizing that the Company’s businesses and operations are diverse and global in nature. While there are no specific minimum qualifications for director nominees, the ideal candidate should (a) exhibit independence, integrity, and qualifications that will increase overall Board effectiveness, and (b) meet other requirements as may be required by applicable rules, such as financial literacy or expertise for audit committee members. The Nominating Committee uses the same process for evaluating all nominees, regardless of the original source of the nomination.  After completing its review and evaluation of director candidates, the Nominating Committee recommends to the Board the director nominees for selection.

A stockholder that desires to recommend a candidate for election to the Board should direct such recommendation in writing to Monolithic Power Systems, Inc., 6409 Guadalupe Mines Road, San Jose, CA 95120, Attention: Corporate Secretary, and must include the candidate’s name, home and business contact information, detailed biographical data and qualifications, information regarding any relationships between the candidate and the Company within the last three years and evidence of the nominating person’s ownership of Company stock.  Such stockholder nomination must be made pursuant to the notice provisions set forth in the Company’s Bylaws and for each proposed nominee who is not an incumbent director, the stockholder’s notice must set forth all of the information regarding such proposed nominee set forth in the Company’s Bylaws.

Stockholder Communications

The Board has approved a Stockholder Communication Policy to provide a process by which stockholders may communicate directly with the Board or one or more of its members.  You may contact any of our directors by writing to them, whether by mail or express mail, c/o Monolithic Power Systems, Inc., 6409 Guadalupe Mines Road, San Jose, CA 95120, Attention: Corporate Secretary. Any stockholder communications that the Board is to receive will first go to the Corporate Secretary, who will log the date of receipt of the communication as well as the identity of the correspondent in the Company’s stockholder communications log. The Corporate Secretary will review, summarize and, if appropriate, draft a response to the communication in a timely manner. The Corporate Secretary will then forward copies of the stockholder communication to the Board member(s) (or specific Board member(s) if the communication is so addressed) for review, provided that such correspondence concerns the functions of the Board or its committees or otherwise requires the attention of the Board or its members.

Attendance at Annual Meetings of Stockholders by the Board of Directors

We do not have a formal policy regarding attendance by members of the Board at our annual meetings of stockholders. One of our directors attended our 2010 Annual Meeting.

Code of Ethics and Business Conduct

The Company has adopted a Code of Ethics and Business Conduct, which is applicable to our directors and employees, including our principal executive officer, principal financial officer, principal accounting officer or controller or persons performing similar functions. The Code of Ethics and Business Conduct is available in the “Investor Relations” section of our website at http://www.monolithicpower.com. The Company will disclose on its website any amendment to the Code of Ethics and Business Conduct, as well as any waivers of the Code of Ethics and Business Conduct, that are required to be disclosed by the rules of the SEC or NASDAQ.

Director Compensation

The Company’s compensation plan for its non-employee directors was developed by First Niagara, an independent consulting company hired by the Board, based on a review of the market data of our competitors in July 2008.  These competitors included Atheros Communications, Inc., Cavium Networks, Inc., Fairchild Semiconductor International, Inc., Integrated Device Technologies, Inc., International Rectifier Corporation, Intersil Corporation, Microsemi Corporation, Netlogic Microsystems, Inc., Power Integrations, Inc., RF Micro Devices, Inc., Rambus Inc., Semtech Corporation, Standard Microsystems Corporation and Volterra Semiconductor Corporation.  The Company’s compensation plan for its non-employee directors was also developed to reflect the time commitments our non-employee directors were asked to make to the Company. The non-employee director compensation plan provided a common base fee for each non-employee director, as well as additional fees for service on the various Board committees and supplemental fees for the role of committee chairman, as follows (all fees below per annum):

Annual Board Retainer Fee	$30,000
Nominating Committee Chairman	$6,000
Nominating Committee Member	$3,000
Audit Committee Chairman	$15,000
Audit Committee Member	$7,500
Compensation Committee Chairman	$8,000
Compensation Committee Member	$4,000

On February 2, 2010, the Company granted each non-employee director who had been on the Board for at least six months an option to purchase 25,000 shares of Common Stock. This grant was effective as of February 9, 2010, which was the first day that the Company’s trading window re-opened. The option fully vests on the first anniversary of the date of grant and is otherwise governed by the terms of our 2004 Equity Incentive Plan. Additionally, the Company granted Dr. Zhou an option to purchase 40,000 shares of Common Stock when he joined the Board, which option vests over two years and is otherwise governed by the terms of the 2004 Equity Incentive Plan. The size and vesting schedule of the equity awards were selected following the review of competitive market data described above.

 Throughout the year, director participation on the Board committees changed, so the non-employees’ actual payments for 2010 may not reflect their current responsibilities. The following table sets forth the total compensation paid by the Company to each non-employee director in fiscal 2010. Mr. Hsing and Mr. Moyer, who are our employees, did not receive additional compensation for their services as directors. Mr. Hsing’s compensation as a named executive officer is reflected in the executive compensation tables below. Mr. Moyer’s compensation is reflected in the Director Compensation table below.

Director Compensation

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)	Option Awards ($)(2)(3)	Total ($)
Karen A. Smith Bogart	40,000	-	228,698	268,698
Herbert Chang	37,000	-	228,698	265,698
Victor K. Lee	45,000	-	228,698	273,698
Douglas McBurnie	40,500	-	228,698	269,198
Umesh Padval	45,500	-	228,698	274,198
Jeff Zhou	25,500	-	365,916	391,416
James Moyer	60,978	124,380	-	185,358

(1) Mr. Moyer is an employee director, who was granted 6,000 restricted awards with a grant date fair market value of $124,380 in fiscal 2010.
(2) Reflects the aggregate grant date fair value computed in accordance with Financial Accounting Standards Board, or FASB, ASC Topic 718 (disregarding an estimate of forfeitures related to service-based vesting conditions) for options granted to the non-employee directors in fiscal 2010, as further described above.  As incumbent members of the Board, each non-employee director (excluding Dr. Zhou) was granted an option to purchase 25,000 shares of common stock at an exercise price of $20.20 per share on February 9, 2010, the effective date of grant. The assumptions used to calculate the value of stock options are set forth under Note 7 of the Notes to Consolidated Financial Statements included in the Company’s Annual Report on Form 10-K for fiscal 2010 filed with the SEC on March 4, 2011. Each of the grants had a grant date fair market value of $228,696, except for the grant to Dr. Zhou, who as a new director was granted 40,000 shares of common stock with a grant date fair market value of $365,916.
(3) At December 31, 2010, the directors listed in the table had options outstanding for the following number of shares: Ms. Smith Bogart, 95,000; Mr. Chang, 110,000; Mr. Lee, 110,000; Mr. McBurnie, 85,000; Mr. Moyer, 131,999; Mr. Padval, 102,097 and Dr. Zhou, 40,000.  Mr. Moyer had outstanding stock awards of 4,875 at December 31, 2010.

For 2011, a study was conducted by First Niagara to review the non-employee director compensation. First Niagara used, in its analysis of the compensation for our non-employee directors, the National Association of Corporate Directors (“NACD”) Director Compensation Report, the Spencer Stuart Board Index, Equilar’s data service and the market data of our competitors, which included: Anadigics, Inc., Atheros Communications, Inc., Cavium Networks, Inc., Cirrus Logic, Inc., Fairchild Semiconductor International, Inc., Integrated Device Technologies, Inc., International Rectifier Corporation, Intersil Corporation, Microsemi Corporation, Netlogic Microsystems, Inc., PMC-Sierra, Inc., Power Integrations, Inc., RF Micro Devices, Inc., Rambus Inc., Semtech Corporation, Silicon Laboratories Inc., Standard Microsystems, Inc., Tessera Technologies, Inc. and Volterra Semiconductor Corporation.

Based on the results, it was determined that the Board retainer fees and the Board committee chairperson and member compensation fees were below the market, but the value associated with the equity awards that were granted to our non-employee directors was slightly higher than our industry peers. In total, however, the non-employee directors’ combined compensation was relatively low compared to our peers.  First Niagara recommended a moderate increase to the annual Board retainer fees, and consistent with the compensation to our named Executives, replaced the stock option grants with restricted stock units. First Niagara also recommended additional compensation for our Lead Director. This brings the total compensation more in line with our peers. For 2011, the Board approved the following compensation for our non-employee directors:

Annual Board Retainer Fee	$35,000
Lead Director Fee	800 Restricted Stock Units
Compensation Committee Chairperson Fee	$8,000 plus 500 Restricted Stock Units
Compensation Committee Membership Fee (excluding Chairperson)	$4,000 plus 200 Restricted Stock Units
Nominating Committee Chairperson Fee	$6,000 plus 500 Restricted Stock Units
Nominating Committee Membership Fee (excluding Chairperson)	$3,000 plus 200 Restricted Stock Units
Audit Committee Chairperson Fee	$15,000 plus 500 Restricted Stock Units
Audit Committee Membership Fee (excluding Chairperson)	$7,500 plus 200 Restricted Stock Units
Initial Grant to New Directors	5,000 Restricted Stock Units
Annual Grant to Incumbent Directors	5,000 Restricted Stock Units

We will discuss 2011 non-employee director compensation further in our proxy statement for our 2012 Annual Meeting of Stockholders.

PROPOSAL TWO

RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee of the Board has appointed Deloitte & Touche, LLP (“Deloitte & Touche”) as the independent registered public accounting firm of the Company for the fiscal year ended December 31, 2011.  Deloitte & Touche has audited the Company’s financial statements since the Company’s 1999 fiscal year.  Representatives of Deloitte & Touche are expected to be present at the Annual Meeting with the opportunity to make a statement if they desire to do so, and are expected to be available to respond to appropriate questions.  Although ratification by stockholders is not required by law, the Board has determined that it is desirable to request ratification of this selection by the stockholders.  Notwithstanding its selection, the Audit Committee, in its discretion, may appoint a new independent registered public accounting firm at any time during the year if the Audit Committee believes that such a change would be in the best interest of the Company and its stockholders. If the stockholders do not ratify the appointment of Deloitte & Touche, the Audit Committee may reconsider its selection.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS VOTE “FOR” RATIFICATION OF THE APPOINTMENT OF DELOITTE & TOUCHE, LLP AS THE COMPANY’S REGISTERED INDEPENDENT PUBLIC ACCOUNTING FIRM FOR FISCAL YEAR 2010.

Accounting Fees

The following table shows the fees paid by the Company for the audit and other services provided by Deloitte & Touche for fiscal years 2010 and 2009 (in thousands):

	2010	2009
Audit Fees	$871	$1,161
Audit-Related Fees	-	-
Tax Fees	15	-
All Other Fees	-	-
Total	$886	$1,161

Audit Fees.  In fiscal 2010 and fiscal 2009, audit fees consisted of fees billed for professional services rendered for the audit of the Company’s annual financial statements and review of the interim financial statements included in the quarterly reports and the audit of the Company’s internal control over financial reporting.

Audit fees also include services that are normally provided by the independent auditors in connection with foreign statutory and regulatory filings and advice on audit and accounting matters that arise during, or as a result of, the audit or the review of interim financial statements, including the application of proposed accounting rules, statutory audits required by non-U.S. jurisdictions and the preparation of an annual “management letter” containing observations and discussions on internal control matters.

Pre-Approval of Audit and Non-Audit Services

The charter of the Company’s Audit Committee requires that the Audit Committee pre-approve all audit and non-audit services provided to the Company by its independent registered public accounting firm or subsequently approve non-audit services in those circumstances where a subsequent approval is necessary and permissible. All such services for fiscal 2010 and fiscal 2009 were pre-approved by the Audit Committee.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth as of April 4, 2011  information relating to the beneficial ownership of the Company’s common stock or shares exchangeable into the Company’s common stock by: (i) each person known by the Company to be the beneficial owner of more than five percent (5%) of the outstanding shares of the Company’s common stock, (ii) each director (or nominee), (iii) each of the named executive officers named in the Summary Compensation Table, and (iv) all directors and executive officers as a group.

Unless otherwise indicated, the address of each beneficial owner listed below is Monolithic Power Systems, Inc., 6409 Guadalupe Mines Road, San Jose, CA 95120.

Name of Beneficial Owner	Number of Shares Beneficially Owned	Percent of Shares Beneficially Owned (1)
Executive Officers and Directors:
Michael R. Hsing (2)	1,909,876	5%
James C. Moyer (3)	1,510,444	4%
Paul Ueunten (4)	695,736	2%
Maurice Sciammas (5)	521,468	1%
Deming Xiao (6)	475,178	1%
Herbert Chang (7) (8)	389,208	1%
Saria Tseng (9)	175,337	1%
Meera Rao (10)	127,047	*
Victor K. Lee (11)	115,500	*
Umesh Padval (12)	107,797	*
Karen A. Smith Bogart (13)	100,700	*
Douglas McBurnie (14)	90,400	*
Jeff Zhou (15)	25,200	*
All directors and executive officers as a group (13 persons) (16)	6,243,891	17%
Other 5% shareholders:
Frontier Capital Management Co., LLC, 99 Summer Street, Boston, MA 02110 (17) (21)	3,228,440	9%
Blair William & Co., 222 W. Adams, Chicago, IL 60606 (18) (21)	2,645,506	8%
BlackRock Inc., 40 East 52nd Street, New York, NY 10022 (19) (21)	2,558,912	7%
Wells Fargo & Co., 420 Montgomery Street, San Francisco, CA 94104 (20) (21)	2,055,415	6%

* Represents beneficial ownership of less than 1%.

(1)
Based on 34,957,333 shares of our common stock outstanding on April 4, 2011.  Beneficial ownership is determined in accordance with the rules of the SEC. In computing the number of shares beneficially owned by a person and the percentage of ownership of that person, shares of common stock subject to options held by that person that are currently exercisable or become exercisable within 60 days of April 4, 2011 are considered to be outstanding and beneficially owned by such person. Those shares, however, are not deemed outstanding for the purpose of computing the percentage ownership of any other person.

(2)
Includes (i) 498,566 shares held of record by Michael Hsing and Sharon Z. Hsing, husband and wife, as joint tenants, (ii) 133,040 shares held of record by Michael Hsing and Sharon Hsing, Co-Trustees of the Michael Hsing 2004 Trust, (iii) 133,040 shares held of record by Michael Hsing and Sharon Hsing, Co-Trustees of the Sharon Hsing 2004 Trust, (iv) 453,125 shares of our common stock issuable under options exercisable within 60 days of April 4, 2011 and (v) 324,875 shares of restricted stock.

(3)
Includes (i) 483,383shares held in the Moyer Family Revocable Trust (ii) 19,166 shares of our common stock issuable under options exercisable within 60 days of April 4, 2011 and (iii) 4,500 shares of restricted stock.

(4)
Includes (i) 249,624 shares of our common stock issuable under options exercisable within 60 days of April 4, 2011, (ii) 153,556 shares held of record by the Ueunten Trust I, (iii) 113,900 shares held of record by the Ueunten Trust II, (iv) 26,000 shares held of record by the Ueunten Trust III, (v) 26,000 shares held of record by the Ueunten Trust IV and (vi) 63,500 shares of restricted stock.

(5)
Includes (i) 257,291 shares of our common stock issuable under options exercisable within 60 days of April 4, 2011, (ii) 95,934 shares held of record by Maurice Sciammas and Christina Sciammas, Co-Trustees of the Sciammas Family Living Trust, (iii) 24,671 shares held of record by Maurice Sciammas and Christina Sciammas, Co-Trustees of the Maurice Sciammas 2004 Trust, (iv) 24,671 shares held of record by Maurice Sciammas and Christina Sciammas, Co-Trustees of the Christina Sciammas 2004 Trust and (v) 80,250 shares of restricted stock.

(6)
Includes (i) 303,570 shares of our common stock issuable under options exercisable within 60 days of April 4, 2011, (ii) 111,000 shares of restricted stock and (iii) 21,573 shares owned by Julia Chu, Mr. Xiao’s wife. Excludes (i) 108,124 shares of our common stock issuable under options exercisable within 60 days of April 4, 2011 and (ii) 14,500 shares of restricted stock owned by Mr. Xiao’s wife. See Certain Relationships and Related Transactions below.

(7)
Includes (i) 31,189 shares held of record by InveStar Capital, Inc. and (ii) 161,819 shares held of record by VCFA Growth Partners, L.P. For each of these entities, the voting and/or dispositive power is held by Mr. Chang. Mr. Chang disclaims beneficial ownership of these shares except to the extent of his pecuniary interest in such shares.

(8)	Includes (i) 110,000 shares of our common stock issuable upon options exercisable within 60 days of April 4, 2011 and (ii) 6,200 shares of restricted stock.
(9)	Includes (i) 91,255 shares of our common stock issuable upon options exercisable within 60 days of April 4, 2011 and (ii) 75,750 shares of restricted stock .
(10)	Includes (i) 37,833 shares of our common stock issuable upon options exercisable within 60 days of April 4, 2011 and (ii) 84,500 shares of restricted stock.
(11)	Includes (i) 110,000 shares of our common stock issuable upon options exercisable within 60 days of April 4, 2011 and (ii) 5,500 shares of restricted stock.
(12)	Includes (i) 102,097 shares of our common stock issuable upon options exercisable within 60 days of April 4, 2011 and (ii) 5,700 shares of restricted stock.
(13)	Includes (i) 95,000 shares of our common stock issuable upon options exercisable within 60 days of April 4, 2011 and (ii) 5,700 shares of restricted stock.
(14)	Includes (i) 85,000 shares of our common stock issuable upon options exercisable within 60 days of April 4, 2011 and (ii) 5,400 shares of restricted stock.
(15)	Includes 20,000 shares of our common stock issuable under options exercisable within 60 days of April 4, 2011 and (ii) 5,200 shares of restricted stock.
(16)	Includes 1,933,961 shares of our common stock issuable under options exercisable within 60 days of April 4, 2011 and (ii) 778,075 shares of restricted stock
(17)
Pursuant to a 13G filed with the SEC on February 14, 2011, Frontier Capital Management Co., LLC beneficially owns 3,228,440 shares and has sole voting power over 2,332,167 shares and sole dispositive power over 3,228,440 shares.

(18)	Pursuant to a 13G filed with the SEC on February 8, 2011, Blair William & Co. beneficially own and have sole voting and dispositive power over 2,645,506 shares.
(19)	Pursuant to a 13G /A filed with the SEC on February 7, 2011, BlackRock, Inc. beneficially owns and has sole voting and dispositive power over 2,558,912 shares.
(20)
Pursuant to a 13G/A filed with the SEC on January 20, 2011, Wells Fargo and Company beneficially own 2,055,415 shares, have sole voting power over 1,448,303 shares, have shared voting power over 184 shares, have sole dispositive power over 2,053,631 shares and have shared dispositive power over 184 shares.

(21)	Represents ownership as of December 31, 2010 obtained from Form 13G filings. The ownership as of April 4, 2011 was not publicly available.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the 1934 Act and regulations of the SEC thereunder require the Company’s executive officers and directors, and persons who own more than 10% of a registered class of the Company’s equity securities, to file reports of initial ownership and changes in ownership with the SEC.  Based solely on its review of copies of such forms received by the Company, or on written representations from certain reporting persons that no other reports were required for such persons, the Company believes that, during 2010, all of the Section 16(a) filing requirements applicable to its executive officers, directors and 10% stockholders were complied with.

Certain Relationships and Related Transactions

The Company has a written policy on related party transactions, as defined in the Company’s Code of Ethics and Business Conduct and the Audit Committee Charter. In accordance with the Company’s Code of Ethics and Business Conduct, it is the responsibility of our employees and directors to disclose any significant financial interest in a transaction between the Company and a third party, including an indirect interest, through, for example, a relative or significant other. It is also the responsibility of our Audit Committee, as described in the Audit Committee Charter, to review on an ongoing basis all related party transactions and approve these transactions before they are entered into.

Mr. Xiao’s spouse, Julia Chu, is an employee of the Company. In her role as Director of Quality Improvement and Failure Analysis, Ms. Chu received a base salary of $158,000 and a non-equity incentive award of $60,328 for her contribution during 2010. In 2010, Ms. Chu was granted 10,000 restricted stock units, which will vest over four years. The restricted units had a grant date fair market value of $202,000. This equity award was approved by the Compensation Committee and not specifically by the Audit Committee.

EXECUTIVE OFFICER COMPENSATION

Compensation Discussion and Analysis

This Compensation Discussion and Analysis provides you with a detailed description of our executive compensation philosophy and programs, the compensation decisions we have made under those programs, and the factors we considered in making those decisions. The Compensation Discussion and Analysis focuses on the compensation of our named executive officers for 2010, as set forth in the “Summary Compensation Table” below.

Overview

The primary goal of our named executive officer compensation program is the same as our goal for operating the Company -- to create long-term value for our stockholders. To achieve this goal, we have designed and implemented our compensation programs for our named executives to motivate and reward them for sustained financial and operating performance and leadership excellence, to align their interests with those of our stockholders and to encourage them to remain with the Company for long and productive careers. Most of our compensation elements simultaneously fulfill one or more of our performance, alignment and retention objectives. These elements consist of salary, long-term equity and short-term cash incentive compensation. In deciding on the type and amount of compensation for each executive, we focus on both current pay and the opportunity for future compensation. We feel that maintaining a balance of short-term and long-term compensation elements encourages decision making that optimizes short-term results and, at the same time, is in keeping with the long-term goals of the Company. We combine the compensation elements for each executive in a manner we believe optimizes the executive’s contribution to the Company.

Executive Summary

Our compensation program is designed so as not to encourage executives to take unreasonable risks that may harm stockholder value. This is achieved by regular and independent review of compensation elements by the Committee prior to making awards and/or payments, by striking an appropriate balance between short-term and long-term incentives, by using both time-based and performance-based long-term compensation.

Determining Compensation for 2010

For 2010, First Niagara was retained by the Compensation Committee to conduct an independent review of the Company’s executive compensation program, focusing on:

•
The external reasonableness of the Company’s executive compensation program, which program includes such components as base compensation and non-equity and equity incentive awards, compared to the executive compensation programs of other publicly-traded technology companies of similar size and market value; and

•	The program’s effectiveness in supporting the Company’s ongoing business strategy.

Other than its independent review of the Company’s non-employee director and executive compensation programs, First Niagara did not perform any other work for the Company in excess of $120,000.

For 2010, the Company’s compensation programs were compared to 14 publicly-traded semiconductor companies, each with market capitalization of between $480.0 million and $2.0 billion. The Company’s market capitalization was in the mid-range of the group, making this group ideal for direct compensation comparisons. The peer group was developed by First Niagara with the assistance from management and the Compensation Committee, and consists of: Atheros Communications, Inc., Cavium Networks, Inc., Fairchild Semiconductor International, Inc., Integrated Device Technologies, Inc., International Rectifier Corporation, Intersil Corporation, Microsemi Corporation, Netlogic Microsystems, Inc., Power Integrations, Inc., RF Micro Devices, Inc., Rambus Inc., Semtech Corporation, Standard Microsystems Corporation and Volterra Semiconductor Corporation.

In its review of the Company’s executive compensation program, First Niagara considered all elements of total direct compensation for all of the Company’s executive officers. First Niagara’s review included an analysis of cash compensation, including base salary and short-term cash incentive compensation, and equity incentives for our executive officers. For equity grants, consideration was given to the value, timing and performance-based features of the equity awards granted to our executives and the total potential dilution from equity compensation programs. The results of the 2010 review by First Niagara are as follows:

•
The compensation target levels and payments at our Company reflect the competitive market, taking into account our intended compensation philosophy, which is maintained in the interest of the shareholders.

•
We maintain a balance of short-term and long-term compensation elements which encourages decision making that optimizes short-term results which contribute to long term goals. This reflects both best practices and practices in the interests of stockholders.

•	The emphasis on equity compensation aligns the future compensation accumulation of executives with stockholders.

•
Our practices of paying a short-term incentive two-times a year is unique and should be continued if our Compensation Committee finds that the payment cycle better reflects the performance profile of the organization and does not result in payments in one period that are not sustainable in the following period.

•	The Compensation Committee may find that putting in place an equity award schedule based on market-based values provides a useful framework for awards.

•
The base salaries for our Chief Executive Officer and our Chief Financial Officer were modestly lower than the median, based on a comparison of the base salaries of our executive officers against the median and 75th percentile of the surveyed companies. For the remaining executive officers, their current base compensation was at or slightly above the median and below the 75th percentile. The relationship to the median in the base compensation for these executive officers reflects the broader responsibilities and higher value of these positions at MPS. First Niagara did not recommend any market based adjustments.

•
Our short-term cash incentive compensation plan for executive officers appropriately includes the ability for the Compensation Committee to use discretion in operating the plan and also incorporates the use of discretion by the Chief Executive Officer to adjust awards to recognize high performance that is not reflected in the planned performance metrics. The performance criteria in the plan and the weighing between individual and company performance reflects best practices for achieving a desirable balance across company, team and individual performance. First Niagara did not recommend any revision to the target incentive opportunities

•
Our usage of equity incentive awards for executive officers reflects practices typical to a growing, performance-based organization that is strongly tied to the interests of stockholders. A considerable amount of each executive’s compensation opportunity is tied to stock price improvement. We also began using performance criteria for certain awards, which also results in a stockholder-focused award program. First Niagara recommended that we utilize an equity grant value based on the market level of the positions to better assist our Compensation Committee in establishing an ongoing compensation strategy.

Based on the analysis and recommendation described above, First Niagara concluded that the compensation for our named executive officers generally reflected the competitive market, taking into account the intended compensation philosophy of the Company, which is to provide executive compensation that is performance based and in alignment with shareholders’ interests, and that assists with employee retention.

The Role of the Compensation Committee and CEO

The Compensation Committee has primary responsibility for overseeing the design, development and implementation of the compensation program for the CEO and the other named executive officers. The Compensation Committee Charter, which is available in the “Investor Relations” section of our website at http://www.monolithicpower.com, was originally adopted on October 26, 2007, and is updated periodically.  The Compensation Committee meets on no less than a quarterly basis (in 2010, it met four times) and has the authority to delegate any of its responsibilities to subcommittees as appropriate.

The Compensation Committee independently evaluates the performance of the CEO and determines CEO compensation in light of the goals and objectives of the compensation program. The CEO and the Compensation Committee together assess the performance of the other named executive officers and determine their compensation, based on initial recommendations from the CEO. The other named executive officers discuss their individual performance objectives with the CEO, but they do not play a role in their own compensation determinations. In 2010, the Company’s CEO attended all of the meetings of the Compensation Committee. The Compensation Committee does, however, regularly meet in closed session without the CEO or other management personnel present.

Analysis of 2010 Compensation Elements

Base Salaries.  The 2010 base salaries for our named executives were as follows:

Named Executive Officer	Base Salary
Michael Hsing	$400,000
Deming Xiao	$320,000, effective March 2010
Maurice Sciammas	$300,000
Paul Ueunten	$280,000
C. Richard Neely, Jr.*	$280,000

* Mr. Neely is no longer employed by the Company.

The Compensation Committee approved an increase to Mr. Xiao’s salary from $300,000 to $320,000 in 2010 to reflect Mr. Xiao’s responsibilities in the construction of the new research and development facility in Chengdu, China and in managing the product development activities in addition to his responsibilities in overseeing the company’s manufacturing operations. Based on the recommendation from First Niagara, there were no increases to the compensation of any of the other named executive officers.

Short-Term Cash Incentive Compensation.  In 2010, the Compensation Committee approved the cash incentive compensation (“Bonus”) opportunities based on meeting certain revenue and non-GAAP operating income targets as well as achieving certain corporate and individual goals during 2010. The Compensation Committee felt that the performance criteria in the plan and the weighing between individual and company performance reflects best practices for achieving a desirable balance across company, team and individual performance and sought to align the financial interests of the Company’s executives with those of the Company’s stockholders. For purposes of this metric, non-GAAP operating income is defined as GAAP operating income, less stock-based compensation expense and extraordinary one-time charges. The plan has variable performance payouts based on achieving the financial and discretionary goals. The plan structure is as follows:

1.
A target financial bonus as a percentage of base salary was established for each of the executive officers based on the approved annual operating plan. If the actual results were less than $162.4 million in revenue and $35.2 million in non-GAAP operating income, zero financial bonus will be paid out. If the actual results are above $233.5 million in revenue and above $50.6 million in non-GAAP operating income, then the maximum bonus will be paid out.  If the actual results are in between the maximum and no payout, then the amount of payout will vary, depending on the calculation.

2.	For the CEO:

a.	The CEO’s target Bonus is 100% of annual base salary based on the Company’s revenue and non-GAAP operating income, as described above.
b.	The Compensation Committee can authorize an additional 20% bonus for the CEO.

3.
For the remaining executive officers, their target bonus consists of two  components: financial bonus and management bonus objectives (“MBOs”). In addition, the CEO may recommend a special CEO bonus not to exceed 10% of the annual base salary of the executive officers.  Specifically,

a.	The target bonus ranges from 80% to 100% of the annual base salary of the executives depending on the position.
b.
The financial bonus is up to 125% of the executive’s annual base salary and is weighed evenly between the Company’s revenue and non-GAAP operating income targets, as established in the approved annual operating plan. However, the Compensation Committee, in its sole discretion, may eliminate, decrease or increase the amount of financial bonus payout that may be otherwise payable.

c.
The MBOs is up to 50% of the executive’s annual base salary and is paid based on achievement of each individual management objectives, as determined by the CEO and approved by the Compensation Committee.  However, the Compensation Committee in its sole discretion may eliminate, decrease or increase the target MBO payout for extraordinary performance or special circumstances.

d.	There is no guaranteed minimum bonus payout to any of our executive officers.

Overall, our Compensation Committee may, in its discretion, reduce the amount of Bonus otherwise payable to our executive officers under our short-term non-equity incentive compensation program.  In February 2011, the Compensation Committee exercised its negative discretion and reduced the Bonus amounts payable to our named executive officers.  The Committee determined that, even though the company met the annual performance objectives under the program, our fourth quarter performance in 2010 warranted a reduction in the named executive officer's incentive bonuses.

Long-term Equity Incentive Compensation.  Long-term equity awards are designed to reward and help us retain our valued executives, to help us effectively compete for executives that can strategically position the Company for future growth and financial success, and to encourage our executives to focus on achieving both short-term goals as well as long-term development goals for the future.

Options and performance units granted to our named executive officers vest over a period of four years as determined by the Compensation Committee. The Compensation Committee believes that this vesting schedule for our named executive officers is appropriate because such vesting period provides a proper incentive to the named executive officers while still retaining the long-term retention goals of such awards. In 2010, our Compensation Committee began adding performance criteria for vesting of certain restricted stock units in an effort to maintain a shareholder-focused award program.

In granting restricted stock units to our named executive officers under the Company’s 2004 Equity Incentive Plan, the Compensation Committee bases the size of the awards on such considerations as the value of restricted stock units awarded to individuals in comparable positions at peer group companies, the Company’s and individual’ performance against the Company’s goals and the goals set for such individual, the overall equity position currently held by the executive officer and the overall percentage of shares held by executive officers.

In 2008, the Company granted restricted stock units with performance conditions (“RSUs”) to all of its named executive officers, except the award to Mr. Xiao, which performance conditions are described below. The Compensation Committee, in its sole discretion, can accelerate the vesting of a portion of these awards if the following two performance criteria were met.  Specifically, our revenue growth had to exceed the semiconductor industrial average (“SIA”) reported by the Semiconductor Industry Association by at least 20%; or if not so reported, based on any other Committee-selected and industry-accepted standard for measuring growth in the semiconductor industry.  In addition, the Company’s overall earnings margins needed to remain within industry standards.

In February 2010, the Compensation Committee determined that the 2009 acceleration metric for these RSUs was satisfied and therefore approved the acceleration of these RSUs to our named executive officers, as follows:

Name	Number of Shares Accelerated in February 2010	Number of Shares Accelerated in February 2011
Michael Hsing	3,750	3,750
Maurice Sciammas	1,250	1,250
Paul Ueunten	1,250	1,250
C. Richard Neely, Jr.	1,250	1,250

The award to Mr. Xiao had an acceleration feature that was based on meeting certain specific management objectives, which included successful recruiting and training of a certain number of research and development personnel in China, introducing a certain number of new products and accomplishing certain milestones related to the construction of our research and development facility in China. In February 2010, the Compensation Committee determined that the 2009 acceleration metrics for these RSUs were satisfied and approved the acceleration of 7,500 shares in each of April 2010 and February 2011. Mr. Xiao’s performance objectives differed from the other named executives, as his goals related specifically to his position as the President of MPS Asia and specific activities described above.

In 2010, the Board granted the following RSUs to our named executive officers. The Board did not grant any stock options to our named executive officers.

Name	Number of RSUs Granted
Michael Hsing	225,000
Deming Xiao	68,000
Maurice Sciammas	40,000
Paul Ueunten	30,000
C. Richard Neely, Jr.	30,000

The number of RSUs that were granted was dependent on the position and responsibility of each of the named executive officers and the extent to which each of these officers was viewed as being able to develop the vision, drive the strategy and affect certain cost savings for the Company at large.

The vesting schedule for these RSUs is four years, with a portion of the them subject to a graded acceleration feature that allows certain of such awards to be accelerated if certain performance conditions are satisfied. In addition, the Compensation Committee could exercise its negative discretion not to accelerate any shares, even if the performance targets were met. The amount of shares to be accelerated in 2010 was based on achieving a certain non-GAAP earnings per share target.  For the year ended December 31, 2010, the Compensation Committee determined that the performance target was not met and as a result, none of these RSUs were accelerated.

Severance and Change-in-Control Arrangements

We have severance and change-in-control arrangements with all of our named executive officers pursuant to employment agreements, which provide for such executives to receive certain payments and benefits upon termination of their employment with the Company in certain circumstances, including in connection with a change-in-control. For all change-in-control arrangements, the named executive officer is entitled to benefits if his or her employment is terminated without cause or if he or she leaves for good reason within one year following a change-in-control. A “change-in-control” of the Company refers to a merger or consolidation after which our shareholders do not hold a majority of our outstanding voting securities, any transaction involving the transfer of greater than 50% of our voting power, or a sale of substantially all our assets. “Cause” is generally defined as: the named executive officer’s failure to perform the duties or responsibilities of his or her employment, the named executive officer personally engaging in illegal conduct that is detrimental to the Company, the named executive officer being convicted of or pleading nolo contendere to a felony or other crime involving moral turpitude, or the named executive officer committing a material act of dishonesty, fraud or misappropriation of property. “Good reason” generally means the named executive officer’s termination of employment following the expiration of any cure period following the occurrence of: a material reduction in compensation (except where a substantially equivalent reduction is applied to all officers of the Company), a material reduction in the named executive officer’s duties, or a material change in the location at which the named executive officer performs services.

The Company implemented the severance and change-in-control agreements for retention purposes and to ensure the continued loyalty and service of our named executive officers notwithstanding the possibility of a change-in-control. These arrangements were subjectively determined through negotiations with each named executive officer and are discussed in “Potential Payments Upon Termination or Termination Upon Change-in-Control” below.

Other Compensation

The Compensation Committee does not provide compensation packages for our executives that include many perquisites. Further, we do not provide our executives with non-qualified deferred compensation plans and defined benefit plans, other than our 401(k) plan for which our Company does not make a matching contribution. The Company also offers a number of other benefits to named executive officers pursuant to benefit programs that provide for broad-based employee participation. These benefit programs include the Employee Stock Purchase Program, broad-based equity awards, medical, dental and vision insurance, long-term and short-term disability insurance, life and accidental death and dismemberment insurance and health and dependent care flexible spending accounts.  We do not provide pension arrangements or post-retirement health coverage for our named executive officers or other employees.

Tax and Accounting Impacts of Equity Grants

In issuing equity incentive grants to our employees, including our named executive officers, the accounting and tax impacts on the Company’s income statement are looked at regularly and are an integral part of the financial planning process.

Internal Revenue Code Section 409A requires programs that allow executives to defer a portion of their current income, such as our deferred compensation plans, to meet certain requirements regarding risk of forfeiture and election and distribution timing, among other considerations. With respect to our compensation and benefit plans that are subject to Section 409A, in accordance with Section 409A and regulatory guidance issued by the Internal Revenue Service, we are currently operating such plans in compliance with Section 409A of the Internal Revenue Code. Pursuant to that regulatory guidance, we have amended our plans and arrangements to either make them exempt from or have them comply with Section 409A.

Financial Accounting Standards Board, or FASB, Accounting Standards Codification, or ASC, Topic 718 requires us to recognize an expense for the fair value of equity-based compensation awards. Grants of options and RSUs under our equity incentive award plans are accounted for under FASB ASC Topic 718. The Compensation Committee regularly considers the accounting implications of significant compensation decisions, especially in connection with decisions that relate to our equity incentive award plans and programs. The Compensation Committee took these accounting standards into account when discontinuing grants of RSUs.  As accounting standards change, we may revise certain programs to appropriately align accounting expenses of our equity awards with our overall executive compensation philosophy and objectives.

Compensation Committee Report

 The Compensation Committee reviewed and discussed the Compensation Discussion and Analysis with the Company’s management. Based upon such review and discussion, the Compensation Committee recommended that the Compensation Discussion and Analysis be included in the Company’s Proxy Statement for the 2011 Annual Meeting of Stockholders and its Annual Report on Form 10-K for the year ended December 31, 2010.

Members of the Compensation Committee:

Umesh Padval, Chairman Karen A. Smith Bogart Herbert Chang Jeff Zhou

Compensation Committee Interlocks and Insider Participation

The members of the Compensation Committee during 2010 were Karen A. Smith Bogart, Herbert Chang, Umesh Padval and Jeff Zhou. No Compensation Committee member was at any time during 2010, or at any other time, an officer or employee of the Company or any of its subsidiaries.  No executive officer of the Company serves on the board or compensation committee of any entity that has one or more executive officers serving on the Company’s Board or Compensation Committee.

Compensation Risk Management

In late 2010, a team consisting of members of the Company’s management, including members from the Company’s internal legal, accounting, finance and human resources departments, undertook a subjective review of the Company’s compensation policies and practices that applied to all of its employees, including the following: annual base salaries, the 2010 Bonus Plan, equity incentive awards under the 2004 Equity Incentive Plan and the Employee Stock Purchase Plan,. This review was designed to review, consider and analyze the extent to which, if any, the Company’s compensation policies and practices might create risks for the Company, and this review also focused on variable and incentive compensation elements, as well as policies and practices that could mitigate or balance any such incentives. After conducting this review, management determined that none of the Company’s compensation policies and practices for its employees creates any risks that are reasonably likely to have a material adverse effect on the Company. The results of the review and management’s determination were reviewed and independently considered by the Compensation Committee, which concurred with management’s assessment.

Summary Compensation Table

             The following table sets forth the annual compensation for our Chief Executive Officer, Chief Financial Officer and our three other most highly compensated executive officers in 2010,  which officers together constitute our named executive officers.

Name and Principal Position	Year	Salary ($)	Stock Awards ($)(1)	Option Awards ($)(2)	Non-Equity Incentive Plan Compensation ($)(3)	All Other Compen-sation($)	Total ($)
Michael R. Hsing, Chief Executive Officer, President and Chairman of the Board	2010 2009 2008	400,000 400,000 400,000	4,575,500 - 468,000	- - 2,047,680	650,000 600,000 545,100		5,625,500 1,000,000 3,460,780
Deming Xiao, President of MPS Asia Operations	2010 2009 2008	317,231 297,615 280,000	1,381,240 - 936,000	- - 619,628	360,000 325,000 276,500		2,058,471 622,615 2,112,128
Maurice Sciammas, Senior Vice President of Worldwide Sales and Marketing	2010 2009 2008	300,000 297,615 280,000	793,700 - 156,000	- - 619,628	350,000 285,000 276,500		1,443,700 582,615 1,332,128
Paul Ueunten, Senior Vice President of Engineering	2010 2009 2008	280,000 276,662 247,692	621,900 - 156,000	- - 484,797	257,000 285,000 258,650		1,158,900 561,662 1,147,139
C. Richard Neely, Jr., Former Senior Vice President and Chief Financial Officer	2010 2009 2008	280,000 280,000 280,000	621,900 - 156,000	- - 402,644	140,000 245,000 246,500		1,041,900 525,000 1,085,144

(1) For 2010, this column represents the aggregate grant date fair value, computed in accordance with FASB ASC Topic 718, for awards granted in 2010. For more information regarding 2010 awards, see the “Grants of Plan-Based Awards Table” below. The amounts shown exclude the impact of estimated forfeitures related to service-based vesting conditions. Assumptions used in the calculation of these amounts are included in Note 6 to the financial statements included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2010, filed with the SEC on March 4, 2011.
(2) The Non-Equity Incentive Plan Compensation amounts for Messrs. Hsing, Neely, Xiao, Ueunten and Sciammas for 2010 are based on the Company’s non-equity incentive plan, the details of which are disclosed in the Compensation Discussion Analysis-Short-Term Non-Equity Incentive Compensation section in this Proxy Statement. These amounts are the actual non-equity incentive payouts which have been approved by the Compensation Committee of the Board and take into consideration each individual’s performance as well as the Company’s achievement of revenue and non-GAAP operating income for the year ended December 31, 2010.
(3) The Compensation Committee exercised its negative discretion to reduce the overall bonus in the amount of $0.5 million for the year ended December 31, 2011 for the named executive officers as a group.

Grants of Plan-Based Awards for the Fiscal Year Ended December 31, 2010

Name	Grant Date	Estimated Future Payouts Under Equity Incentive Plan Awards			Estimated Future Payouts Under Non-Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units (#) (1)	All Other Option Awards: Number of Securities Underlying Options (#) (2)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Options Awards	Equity Awards as % of Total Compen- sation
		Threshold ($)	Target ($)	Maximum ($)	Threshold ($)	Target ($)	Maximum ($)

Michael R. Hsing	2/25/2010					400,000		200,000		-	4,146,000	81%
	8/2/2010							25,000		-	429,500

Maurice Sciammas	2/25/2010					240,000		30,000		-	621,900	55%
	8/2/2010							10,000		-	171,800

Deming Xiao	2/25/2010					256,000		60,000		-	1,243,800	67%
	8/2/2010							8,000		-	137,440

Paul Ueunten	2/25/2010					224,000		30,000		-	621,900	54%

C. Richard Neely, Jr.	2/25/2010					224,000		30,000		-	621,900	60%

The named executive officers are parties to employment agreements with the Company. For more information about these agreements, see “Potential Payments Upon Termination or Termination Upon Change-in-Control—Employment Agreements and Change-in-Control Arrangements” below.

Equity Incentive Grant Policies

We maintain the Monolithic Power Systems Equity Award Grant Policy, which is designed to comply with: (i) the administrative provisions of the Company’s 2004 Equity Incentive Plan and such other plans as the Company may adopt from time to time (which we refer to collectively as the Plans), (ii) the requirements of the Delaware General Corporation Law, (iii) the corporate governance requirements of NASDAQ, (iv) applicable rules and regulations of the SEC, including those relating to Section 16 of the 1934 Act, and (v) relevant sections of the Internal Revenue Code, including Sections 422 (incentive stock options), 409A (deferred compensation) and 162(m) (performance based compensation). Grants to our named executive officers are made pursuant to this policy, must be approved by the Board and will only be granted at specific times during the year, as described in further detail below.

Plan and Corporate Authorization

Under the Plans, the authorization to administer the grant of equity incentive awards is conferred upon the Board or any committee of the Board as properly constituted under applicable laws. The Board has delegated to the Compensation Committee the authority to serve as administrator of the Plans (including the authority to grant awards under the Plans), and has approved a charter outlining the responsibilities of this committee which also includes this express authority. The delegation of authority to the Compensation Committee is not exclusive; the Board retains the right to formally approve award grants as well. The Compensation Committee may form and delegate authority to subcommittees when appropriate.

In addition, the Board has delegated limited authority for grants of equity awards under the Plans to new employees and consultants to a committee consisting of the Chief Executive Officer (which committee we refer to as the Equity Award Committee). The authority does not extend to grants to the named executive officers. The delegation of authority to the Equity Award Committee is not exclusive; the Board and Compensation Committee retain the right to formally approve award grants as well.

Equity Grants to New Hires

It is the Company’s policy not to time equity award grants in relation to the release of material non-public information, and it is the intent of this policy to specify the timing of effectiveness of equity awards granted hereunder in order to avoid such timing. This policy applies to all employees of the Company, including the named executive officers.

Grants to newly hired employees and consultants (other than Executive Officers as defined below) will generally be made on the first Monday and third Monday of each month. Management submits the Company’s employee equity award recommendations to the Equity Award Committee and/or the Compensation Committee and, if such equity awards are approved by the Equity Award Committee or the Compensation Committee, such equity awards will be granted effective as of the date of a meeting approving such awards as evidenced by written minutes of such meeting or the date of the last verification signature or electronic verification over email in the event of a written consent in lieu of the meeting. In the event that the Compensation Committee meets on any date other than the first Monday or third Monday of the month, the awards approved at such meeting for newly hired employees who are not Executive Officers will be granted and priced effective as of the next scheduled grant date.

New hire grants made to “Executive Officers” (defined as the Chief Executive Officer, Chief Financial Officer, Chief Legal Officer, Chief Operations Officer, President, employees who are members of the Board and any other employee determined by the Board to be an Executive Officer) may not be granted by the Equity Award Committee and will only be granted on the date of the next regularly scheduled Board meeting subsequent to the Executive Officer’s start date and following the recommendation of such grant by the Compensation Committee.

Equity Grants to Existing Employees or Incumbent Members of the Board

Generally, annual grants of equity awards shall be made to key performers quarterly at a regularly scheduled Board meeting for employees who are not Executive Officers. Grants of equity awards to Executive Officers shall be made four times per year in an open trading window by the Board or the Compensation Committee at a regularly scheduled meeting following the approval of such equity awards by the Compensation Committee to help avoid making such grants at a time when the Company’s trading market may not be in possession of material information regarding the Company.

Equity awards to non-employee members of the Board shall be made by the Board or pursuant to any automatic grant provisions in the Plans.

Prior to the adoption of a formal equity incentive grant policy, we granted equity instruments in a manner similar to the process described above.

There are no stock ownership guidelines for the Company’s named executive officers.  The Company has chosen not to implement stock ownership guidelines for its named executive officers because there are a limited number of executive officers of the Company and many of them own a large number of shares in the Company. As of December 31, 2010, our executive officers, directors and affiliates beneficially owned 30% of the Company’s common stock.

Outstanding Equity Awards at Fiscal 2010 Year-End

The following table sets forth, as to the named executive officers, certain information concerning their outstanding equity awards at December 31, 2010.

	Option Awards(1)					Stock Awards(2)
Name	Stock Options Vesting Commencement Date	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Restricted Stock Vesting Commenc-ement Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock that Have Not Vested (#)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Michael R. Hsing	10/28/2008 2/8/2008 8/3/2007 2/27/2007 1/26/2005 1/13/2004 - - -	162,500 54,687 62,500 119,791 19,774 240,000 - - -	137,500 20,313 12,500 5,209 - - - - -	15.74 15.60 18.77 12.99 7.77 5.00 - - -	10/28/2015 2/8/2015 8/3/2014 2/27/2014 1/26/2015 1/13/2014 - - -	- - - - - - 8/2/2010 2/25/2010 2/8/2008	- - - - - - 23,438 162,500 11,250	- - - - - - 387,196 2,684,500 185,850	- - - - - - - - -	- - - - - - - - -
Deming Xiao	10/28/2008 2/8/2008 8/3/2007 10/26/2006 12/7/2004 1/28/2004 - - -	48,750 17,098 33,333 70,000 70,696 46,875 - - -	41,250 6,352 6,667 - - - - - -	15.74 15.60 18.77 11.85 10.91 5.00 - - -	10/28/2015 2/8/2015 8/3/2014 10/26/2013 12/7/2014 1/23/2014 - - -	- - - - - - 8/2/2010 2/25/2010 2/8/2008	- - - - - - 7,500 48,750 22,500	- - - - - - 123,900 805,350 371,700	- - - - - - - - -	- - - - - - - - -
Maurice Sciammas	10/28/2008 2/8/2008 8/3/2007 10/26/2006 6/15/2005 - - -	48,750 17,098 47,500 40,000 85,000 - - -	41,250 6,352 9,500 - - - - -	15.74 15.60 18.77 11.85 9.32 - - -	10/28/2015 2/8/2015 8/3/2014 10/26/2013 6/15/2015 - - -	- - - - - 8/2/2010 2/25/2010 2/8/2008	- - - - - 9,375 24,375 3,750	- - - - - 154,875 402,675 61,950	- - - - - - - -	- - - - - - - -
Paul Ueunten	10/28/2008 2/8/2008 7/27/2007 10/26/2006 6/15/2005 9/11/2003 7/17/2002 - -	37,916 13,671 65,770 25,000 50,000 40,000 13,000 - -	32,084 5,079 11,230 - - - - - -	15.74 15.60 16.00 11.85 9.32 1.20 1.20 - -	10/28/2015 2/8/2015 7/27/2014 10/26/2013 6/15/2015 9/11/2013 7/17/2012 - -	- - - - - - - 2/25/2010 2/8/2008	- - - - - - - 24,375 3,750	- - - - - - - 402,675 61,950	- - - - - - - - -	- - - - - - - - -
C. Richard Neely, Jr.	10/28/2008 2/8/2008 8/3/2007 10/26/2006 - -	27,083 17,098 25,000 29,057 - -	22, 917 6,352 5,000 - - -	15.74 15.60 18.77 11.85 - -	10/28/2015 2/8/2015 8/3/2014 10/26/2013 - -	- - - - 2/25/2010 2/8/2008	- - - - 24,375 3,750	- - - - 402,675 61,950	- - - - - -	- - - - - -

(1) Grants of options are based on a four-year vesting schedule, with 25% of each award vesting one year after the vesting commencement date and 1/48th of each award vesting each month thereafter. Grants of options on or after October 26, 2006 are refresh grants and based on a four-year vesting schedule, with 50% of each award vesting after two years from vesting commencement date and 1/48th of each award vesting each month thereafter.
(2) Grants of stock awards vest as follows:  All grants in 2008 vest 25% each year following the vesting commencement date, unless the grants are accelerated based on satisfying certain performance goals as detailed in the “Compensation Discussion and Analysis--Long-term, Equity Incentive Compensation” section in this Proxy Statement. All grants in 2010 vest 6.25% each quarter following the vesting commencement date, unless the grants are accelerated based on satisfying certain performance goals as detailed in the “Compensation Discussion and Analysis- Long-term, Equity Incentive Compensation” section in this Proxy Statement. The market value of the shares that have not vested is based on the closing market price of the stock on the last trading day of fiscal 2010 of $16.52 per share.

Option Exercises and Stock Vested

The following table sets forth, as to the named executive officers, certain information concerning the options exercised and stock vested during the year ended December 31, 2010.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Michael R. Hsing	60,000	1,185,001	50,312	958,379
Deming Xiao	-	-	34,250	703,135
Maurice Sciammas	54,000	1,039,977	10,000	192,988
Paul Ueunten	-	-	9,375	182,663
C. Richard Neely, Jr.	49,193	525,237	9,375	182,663

Potential Payments Upon Termination or Termination Upon Change-in-Control

Employment Agreements and Change-in-Control Arrangements

We have entered into employment agreements with each of our named executive officers. The employment agreements establish the initial titles and reporting responsibilities for the named executive officers and the following minimum base salaries (subject to increase) for the named executive officers: Mr. Hsing, $400,000; Mr. Neely, $280,000; Mr. Xiao, $280,000; Mr. Sciammas, $280,000; and Mr. Ueunten, $252,000. The employment agreements also provide for each named executive officer to participate in our equity, bonus and benefits programs. Each of the employment agreements with Mr. Hsing, Mr. Xiao, Mr. Sciammas, Mr. Ueunten and Mr. Neely was amended in December 2008 to bring the agreements into compliance with Section 409A of the Internal Revenue Code.  The employment agreement with Mr. Xiao was subsequently amended in March 2011 to grant Mr. Xiao an equity interest in Hue Ming LLC, a Delaware limited liability company formed by the Company.

In addition to the terms described above, the employment agreements also provide certain severance benefits upon termination and upon termination without cause or for good reason within 12 months subsequent to a change-in-control, as described in the following table. A “change-in-control” of the Company for these purposes is as defined above in “Compensation Discussion and Analysis.” The Company has followed general market practices for senior executives in allowing limited change-in-control arrangements for selected officers.

Name	Agreement and Date	Termination Without Cause or Departure for Good Reason	Change in Control with Termination
Michael R. Hsing	Employment Agreement dated March 10, 2008, as amended December 16, 2008.
Base salary and benefits for 12 months; and acceleration of vesting of stock options equal to the number of options that would have vested had the executive remained an employee for 12 months following the termination of employment.
Base salary and benefits for a period of 12 months; and acceleration of vesting of 100% of the executive’s unvested options and restricted awards and units.
Deming Xiao	Employment Agreement dated March 10, 2008, as amended December 16, 2008 and March 3, 2011.
Base salary, target annual bonus and benefits for six months, as long as the executive is not employed by another company; and acceleration of vesting of stock options and of ownership interest in Hue Ming LLC equal to the number of options or equity interest that would have vested had the executive remained an employee for six months following the termination of employment.
Base salary, target annual bonus and benefits for a period of 12 months; and acceleration of vesting of 100% of the executives’ unvested options and restricted awards and units.
Maurice Sciammas	Employment Agreement dated March 10, 2008, as amended December 16, 2008.
Base salary, target annual bonus and benefits for six months, as long as the executive is not employed by another company; and acceleration of vesting of stock options equal to the number of options that would have vested had the executive remained an employee for six months following the termination of employment.
Base salary, target annual bonus and benefits for a period of 12 months; and acceleration of vesting of 100% of the executives’ unvested options and restricted awards and units.
Paul Ueunten
C. Richard Neely, Jr.

Each of the employment agreements with the Company’s named executive officers also contains a provision whereby during the period of employment and thereafter, the executive shall not, without the prior written consent of the Company, disclose or use any confidential information or proprietary data other than for the Company’s interest. These employment agreements also contain a covenant not to solicit, beginning with the date of the executive’s termination and until one year thereafter.

On December 16, 2008, our Compensation Committee approved certain amendments to the employment contract for Michael Hsing designed to, among other things, provide that in the event that any severance payment or other benefits payable to Mr. Hsing constituted “parachute payments” under Section 280G of the Internal Revenue Code and would be subject to the applicable excise tax, the Company will pay Mr. Hsing a “gross-up” payment sufficient to pay the excise tax and any additional federal or state taxes arising from such payments.  Prior to approving these amendments, our Compensation Committee reviewed data regarding “gross-up” payments to chief executive officers in our peer group, and decided that these amendments were appropriate in order to maintain a competitive compensation package and provide appropriate incentives to Mr. Hsing.

On December 16, 2008, our Compensation Committee also approved certain amendments to the employment contracts for C. Richard Neely, Jr., Maurice Sciammas, Deming Xiao and Paul Ueunten designed to, among other things, provide that in the event that any severance payment or other benefits payable to such persons constituted “parachute payments” under Section 280G of the Internal Revenue Code and would be subject to the applicable excise tax, the Company will pay such persons a “gross-up” payment sufficient to pay the applicable excise tax.  The payment of any additional excise tax and any additional federal, state or other taxes arising from the payment made by the Company pursuant to the previous sentence will be the sole responsibility of the individual.  Prior to approving these amendments, our Compensation Committee reviewed data regarding “gross-up” payments to named executive officers in our peer group, and decided that these amendments were appropriate in order to maintain competitive compensation packages and provide appropriate incentives to our named executive officers.

Estimated Payments Upon Termination or Change-in-Control

The following table sets forth the payments required to be made to each named executive officer in connection with the termination of their employment upon specified events assuming a stock price of $16.52 per share, the closing price on December 31, 2010. The amounts shown also assume that the termination was effective December 31, 2010, and thus include amounts earned through such time and are estimates of the amounts which would be paid out in a lump sum to the executives upon their termination. The actual amounts paid can only be determined at the time of the termination of the executive’s employment.

	Change of Control with Termination				Termination without Cause or Departure for Good Reason
Name	Base Salary and Target Bonus ($)	Stock Options and Awards ($)	Insurance Benefits ($)	Total Compensation ($)	Base Salary and Target Bonus ($)	Stock Options and Awards ($)	Insurance Benefits ($)	Total Compensation ($)

Michael R. Hsing	880,000	4,082,246	25,385	4,987,631	800,000	1,209,238	21,154	2,030,392
Deming Xiao	627,200	1,606,763	1,768	2,235,730	288,000	523,592	737	812,328
Maurice Sciammas	588,000	789,023	25,265	1,402,287	270,000	156,022	10,527	436,549
Paul Ueunten	548,800	600,195	25,217	1,174,212	252,000	137,886	10,507	400,393
C. Richard Neely, Jr.	548,800	586,013	18,131	1,152,944	252,000	131,472	7,555	391,026

In the event the named executive resigns without good cause or the Company terminates the named executive’s employment for cause, the Company shall have no obligation to pay or provide any compensation or benefits as a result of the employment agreements between the Company and the named executives. In the event of the named executive’s death or disability, except as required by applicable law, the Company shall have no obligation to pay or provide any compensation or benefits under the employment agreements between the Company and the named executives.

Equity Compensation Plan Information

The following table provides information as of December 31, 2010 about our Common Stock that may be issued upon exercise of options granted to employees, consultants or members of our Board under all existing equity compensation plans, including the 1998 Stock Option Plan, the 2004 Equity Incentive Plan and the 2004 Employee Stock Purchase Plan.

	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
Plan Category	(a)	(b)	(c)
Equity compensation plans approved by security holders	5,835,118	$14.61	6,096,538	(1)
Equity compensation plans not approved by security holders	--	--	--
Total	5,835,118	$14.61	6,096,538

(1) Includes 2,954,607 shares of Common Stock reserved for issuance under the Company’s 2004 Equity Incentive Plan and 3,131,931 shares of Common Stock reserved for issuance under the Company’s 2004 Employee Stock Purchase Plan.  The Company’s 2004 Equity Incentive Plan incorporates an evergreen provision pursuant to which on January 1 of each year, the aggregate number of shares of Common Stock reserved for issuance under the Company’s 2004 Equity Incentive Plan will increase by a number of shares equal to the least of (i) 5% of the outstanding shares of the Company’s common stock on the first day of the fiscal year, (ii) 2,400,000 shares or (iii) a lesser number of shares determined by the Company’s Board.  The Company’s 2004 Employee Stock Purchase Plan additionally incorporates an evergreen provision pursuant to which on January 1 of each year, the aggregate number of shares of Common Stock reserved for issuance will increase by a number of shares equal to the least of (i) 2% of the outstanding shares of the Company’s common stock on the first day of the fiscal year, (ii) 1,000,000 shares or (iii) a lesser number of shares determined by the Company’s Board.  No shares remain available for future issuance under the Company’s 1998 Stock Option Plan, which was terminated in 2004.

PROPOSAL THREE

ADVISORY VOTE ON NAMED EXECUTIVE OFFICER COMPENSATION

As required under the Dodd-Frank Wall Street Reform and Consumer Protection Act and Section 14A of the Securities Exchange Act of 1934, the Company is asking stockholders to cast an advisory (non-binding) vote on the following resolution at the Annual Meeting:

RESOLVED, that, on an advisory basis, the compensation of the Company’s named executive officers, as disclosed in the Compensation Discussion and Analysis, compensation tables and related narratives and descriptions of this Proxy Statement for the Annual Meeting, is hereby APPROVED.

This advisory vote, commonly known as a “Say on Pay” vote, gives the Company’s stockholders the opportunity to express their views about the compensation the Company pays to its named executive officers, as described in this Proxy Statement.  Before stockholders vote on this proposal, they should review the Compensation Discussion and Analysis in this Proxy Statement and the tabular and narrative disclosure that follows it.

We are committed to responsible compensation practices and structures. As described more fully in the Compensation Discussion and Analysis section of this proxy statement, the primary goal of our named executive officer compensation program is the same as our goal for operating the Company -- to create long-term value for our stockholders. To achieve this goal, we have designed and implemented our compensation programs for our named executives to motivate and reward them for sustained financial and operating performance and leadership excellence, to align their interests with those of our stockholders and to encourage them to remain with the Company for long and productive careers.
Stockholders may vote “for” or “against” the resolution or abstain from voting on the resolution.  The result of the Say on Pay vote will not be binding on the Company or the Board.  However, the Board values the views of the stockholders. The Board and the Compensation Committee will review the results of the vote and take them into consideration in addressing future compensation policies and decisions.

FOR THESE REASONS, THE BOARD UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS VOTE “FOR” THE COMPENSATION OF THE COMPANY’S NAMED EXECUTIVE OFFICERS, AS DISCLOSED IN THE COMPENSATION DISCUSSION AND ANALYSIS, COMPENSATION TABLES AND RELATED NARRATIVES AND DESCRIPTIONS OF THIS PROXY STATEMENT FOR THE ANNUAL MEETING.

PROPOSAL FOUR

ADVISORY VOTE ON THE FREQUENCY OF FUTURE ADVISORY VOTES ON
NAMED EXECUTIVE OFFICER COMPENSATION

As required under the Dodd-Frank Wall Street Reform and Consumer Protection Act and Section 14A of the Securities Exchange Act of 1934, the Company is also asking stockholders this year to cast an advisory (non-binding) vote on the frequency of future advisory votes on named executive officer compensation.  This advisory vote, commonly known as a “frequency” vote, gives stockholders the opportunity to express their views about how frequently (but at least once every three years) the Company should conduct future Say on Pay votes.  Stockholders may vote for future Say on Pay votes to be held “every year,” “every two years” or “every three years” or abstain from voting on this proposal.

While our named executive officer compensation programs are designed to promote a long-term connection between pay and performance, the Board recognizes that executive compensation disclosures are made annually.  We believe that an annual advisory vote on executive compensation is consistent with our practice of seeking timely input from and engaging in frequent dialogue with our stockholders on corporate governance matters and our executive compensation philosophy, policies and practices.

FOR THESE REASONS, THE BOARD UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS VOTE “FOR” THE COMPANY TO CONDUCT ANY FUTURE STOCKHOLDER ADVISORY VOTE ON NAMED EXECUTIVE OFFICER COMPENSATION EVERY YEAR.  STOCKHOLDERS ARE NOT VOTING TO APPROVE OR DISAPPROVE THE BOARD’S RECOMMENDATION.  STOCKHOLDERS MAY CHOOSE AMONG THE FOUR CHOICES (EVERY YEAR, EVERY TWO YEARS, EVERY THREE YEARS OR ABSTAIN) SET FORTH ABOVE.

The results of the frequency vote will be advisory and will not be binding upon the Company or the Board.  However, the Company will take into account the outcome of the frequency vote when determining how frequently it will conduct future Say on Pay votes, and the Company will disclose its frequency decision as required by the Securities and Exchange Commission.

Audit Committee Report

            The purpose of the Audit Committee is to provide oversight of the Company’s accounting and financial reporting processes and the audit of the Company’s financial statements; appoint independent auditors to audit the Company’s financial statements; and assist the Board in the oversight of: (i) the integrity of the Company’s financial statements, (ii) the Company’s compliance with legal and regulatory requirements, (iii) the independent auditor’s qualifications, independence and performance, and (iv) the Company’s internal accounting and financial controls. In addition, the Audit Committee provides the Board with such information and materials as it may deem necessary to make the Board aware of financial matters requiring the attention of the Board.

The Audit Committee has a duly adopted charter, which it reviews on an annual basis. The Audit Committee has determined that it had fulfilled its responsibilities under the Audit Committee Charter in 2010.

The Audit Committee is responsible for recommending to the Board that the Company’s financial statements be included in the Company’s Annual Report on Form 10-K. The Audit Committee took a number of steps in making this recommendation for 2010, including:

•	reviewing and discussing the audited financial statements with the Company’s independent registered public accounting firm and management;

•
discussing with the independent registered public accounting firm the matters required to be discussed by the Statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1, AU Section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T; and

•
receiving the written disclosures and the letter from the independent registered public accounting firm required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent registered public accountant’s communications with the Audit Committee concerning independence, and discussing with the independent registered public accounting firm their independence.

Based upon the reviews and discussions described in this Report, the Audit Committee recommended to the Board that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2010 for filing with the Securities and Exchange Commission.

Members of the Audit Committee (as of the date the actions above were taken):

Victor K. Lee, Chairman
Douglas McBurnie
Umesh Padval

Other Matters

The Company knows of no other matters to be submitted at the meeting. If any other matters properly come before the meeting, it is the intention of the persons named in the enclosed form of proxy to vote the shares they represent as the Company may recommend.

BY ORDER OF THE BOARD OF DIRECTORS

Dated: April 28, 2011
Saria Tseng
Vice President, General Counsel and Corporate Secretary

YOUR VOTE IS IMPORTANT. PLEASE VOTE TODAY.

We encourage you to take advantage of Internet or telephone voting.
Both are available 24 hours a day, 7 days a week.

Internet and telephone voting is available through 11:59 PM Eastern Time the day prior to the shareholder meeting date.

MPS Monolithic Power Systems

INTERNET
http://www.proxyvoting.com/mpwr
Use the Internet to vote your proxy. Have your proxy card in hand when you access the web site.

OR

TELEPHONE
1-866-540-5760
Use any touch-tone telephone to vote your proxy. Have your proxy card in hand when you call.

If you vote your proxy by Internet or by telephone, you do NOT need to mail back your proxy card.

To vote by mail, mark, sign and date your proxy card and return it in the enclosed postage-paid envelope.

Your Internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

95633 Fulfillment 95634

▼ FOLD AND DETACH HERE ▼

THIS PROXY WILL BE VOTED AS DIRECTED, OR IF NO DIRECTION IS INDICATED, WILL BE VOTED "FOR" THE ELECTION OF DIRECTORS, "FOR" ITEMS 2 THROUGH 3 AND FOR EVERY 1 YEAR ON ITEM 4.

Please mark your votes as indicated in this example ☒

1. ELECTION OF DIRECTORS

Nominees:	FOR ALL	WITHHOLD FOR ALL	*EXCEPTIONS
01 Victor K. Lee 02 Douglas McBurnie	☐	☐	☐

(INSTRUCTIONS: To withhold authority to vote for any individual nominee, mark the "Exceptions" box above and write that nominee's name in the space provided below.)

*Exceptions ______________________________

	FOR	AGAINST	ABSTAIN
2. Vote to ratify Deloitte & Touche LLP as our independent public accounting firm for the fiscal year ending December 31, 2011.	☐	☐	☐
3. Proposal to approve the advisory (non-binding) resolution relating to executive compensation.	☐	☐	☐

The Board of Directors recommends a vote for Stockholder approval every 1 year.

	1 year	2 years	3 years	Abstain
4. Executive Compensation Frequency Stockholder Vote	☐	☐	☐	☐

RESTRICTED AREA - SCAN LINE

Mark Here for Address Change or Comments SEE REVERSE ☐

NOTE: Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

Signature ______________________ **Signature** ______________________ **Date** ____________

You can now access your Monolithic Power Systems, Inc. account online.

Access your Monolithic Power Systems, Inc. account online via Investor ServiceDirect® (ISD).

BNY Mellon Shareowner Services, the transfer agent for Monolithic Power Systems, Inc., now makes it easy and convenient to get current information on your shareholder account.

- View account status
- View certificate history
- View book-entry information
- View payment history for dividends
- Make address changes
- Obtain a duplicate 1099 tax form

Visit us on the web at http://www.bnymellon.com/shareowner/equityaccess
For Technical Assistance Call 1-877-978-7778 between 9am-7pm
Monday-Friday Eastern Time

Investor ServiceDirect®
Available 24 hours per day, 7 days per week
TOLL FREE NUMBER: 1-800-370-1163

Choose **MLink℠** for fast, easy and secure 24/7 online access to your future proxy materials, investment plan statements, tax documents and more. Simply log on to **Investor ServiceDirect®** at www.bnymellon.com/shareowner/equityaccess where step-by-step instructions will prompt you through enrollment.

Important notice regarding the Internet availability of proxy materials for the Annual Meeting of Stockholders. The Proxy Statement and the 2010 Annual Report to Stockholders are available at: **http://ir.monolithicpower.com/proxy.cfm**

▼ **FOLD AND DETACH HERE** ▼

PROXY
MONOLITHIC POWER SYSTEMS, INC.
2011 Meeting of Stockholders – June 16, 2011
THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF THE COMPANY

The undersigned hereby appoints Saria Tseng and Meera Rao, and each of them, with power to act without the other and with power of substitution, as proxies and attorneys-in-fact and hereby authorizes them to represent and vote, as provided on the other side, all the shares of Monolithic Power Systems, Inc. Common Stock which the undersigned is entitled to vote, and, in their discretion, to vote upon such other business as may properly come before the 2011 Meeting of Stockholders of the company to be held June 16, 2011 or at any adjournment or postponement thereof, with all powers which the undersigned would possess if present at the Meeting.

Address Change/Comments (Mark the corresponding box on the reverse side)

BNY MELLON SHAREOWNER SERVICES
P.O. BOX 3550
SOUTH HACKENSACK, NJ 07606-9250

RESTRICTED AREA - SCAN LINE

(Continued and to be marked, dated and signed, on the other side)

95633

Fulfillment
95634

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